Exhibit 10.1

ASSET PURCHASE AGREEMENT

BETWEEN

WELLS-GARDNER ELECTRONICS CORPORATION, as Seller

AND

HT PRECISION TECHNOLOGIES U.S., INC., as Purchaser

Dated as of September 12, 2014

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of September 12, 2014, by and between WELLS-GARDNER ELECTRONICS CORPORATION, an Illinois corporation ("Seller"), and HT PRECISION TECHNOLOGIES U.S., INC., a Delaware corporation ("Purchaser").

RECITALS

WHEREAS, Seller is engaged in several lines of business within the gaming industry, one of which is the manufacture and sale of LCD monitors, primarily for use in slot-machines and other gaming equipment (the “LCD Business” or the “Business”); and

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, substantially all of the operating assets and properties owned by Seller and exclusively used by Seller in the LCD Business (but not any assets used in Seller’s other lines of business) on the terms and subject to the conditions set forth herein.

Now therefore, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1     CERTAIN DEFINITIONS.

For purposes of this Agreement the following terms have the meanings set forth below:

"Accountant" has the meaning set forth in Section 2.6(a)(ii).

"Accounts Payable" has the meaning set forth in the definition of “Net Accounts Receivable”.

"Accounts Receivable" has the meaning set forth in Section 2.1(b).

"Account Surplus" has the meaning set forth in Section 2.9.

"Accrued Warranty Reserve" shall be calculated by taking the actual warranty expenses, including, without limitation, labor, parts and freight, for the most recent eighteen (18) months for which such information is available and then dividing by three (3) to achieve an average six (6) month warranty expense.

"Affiliate" refers to, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning set forth in the preamble, and shall include all Schedules and Exhibits hereto.

“Assignment and Assumption Agreement” has the meaning set forth in Section 7.1(c).

"Assignment of Contracts" has the meaning set forth in Section 7.1(d).

"Assumed Liabilities" has the meaning set forth in Section 2.3.

"Bill of Sale" refers to the Bill of Sale and Assignment Agreement substantially in the form of Exhibit A hereto.

“Business” has the meaning set forth in the Recitals.

"Business Day" refers to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the State of Illinois or Taiwan.

“Cap” has the meaning set forth in Section 8.3(b).

"Closing" has the meaning set forth in Section 2.7.

"Closing Date" has the meaning set forth in Section 2.7.

"Closing Material Adverse Effect" refers to any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development, is materially adverse to the Business, performance of material obligations of Seller under this Agreement and/or the Transaction Documents; provided, however, that no change, effect or circumstance will be deemed (either alone or in the aggregate) to constitute, nor will be taken into account in determining whether there has been or may be, a Closing Material Adverse Effect to the extent that it arises out of or relates to: (i) the disclosure of the fact that Purchaser is the prospective acquirer of the Purchased Assets or of the fact that negotiations are taking place between the parties related hereto, or (ii) the announcement or pendency of the transactions contemplated hereby.

“Closing Net Working Capital” shall mean as of the Closing Date the Net Accounts Receivable of the Business plus Inventory.

"Closing NWC Dispute Period" has the meaning set forth in Section 2.6(b)(i).

"Closing Payment" has the meaning set forth in Section 2.5.

"Code" refers to the Internal Revenue Code of 1986, as amended.

“Collection Period” has the meaning set forth in Section 2.6(b)(ii).

“Collection Statement” has the meaning set forth in Section 2.6(b)(i).

"Confidentiality Agreement" has the meaning set forth in Section 5.1.

"Consents" has the meaning set forth in Section 3.2.

"Contracts" has the meaning set forth in Section 2.1(d).

"Damages" refers to, in respect of any obligation to indemnify any Person pursuant to the terms of this Agreement, all actual out-of-pocket losses, damages, costs, expenses and liabilities (including reasonable attorneys' fees, and other reasonable costs and expenses); provided, however, that Damages shall (i) not include consequential (such as loss of business or profits), incidental, special, punitive or exemplary losses, damages, costs, expenses or liabilities or any diminution in value and shall not be calculated by using or taking into account any multiple of earnings, book value, cash flow or other measure and (ii) be net of (A) any amounts recovered pursuant to any indemnification by or indemnification agreement with any third party, (B) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Damages and (C) any net Tax benefit realized within two (2) years of the date in which such indemnification claim was paid attributable to such Damages.

"Deductible" has the meaning set forth in Section 8.3(a).

"Delinquent Account Debtors" has the meaning set forth in Section 2.6(b)(iii).

"Determination Date" has the meaning set forth in Section 2.6(c)(ii).

"Dispute Notice" has the meaning set forth in Section 2.6(a)(i).

"Dispute Period" has the meaning set forth in Section 2.6(a)(i).

"Disputed Items" has the meaning set forth in Section 2.6(a)(ii).

"Employees" has the meaning as set forth in Section 3.17.

"Engineers" has the meaning set forth in Section 6.2(a).

"Environmental Laws" refers to all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes or any other Hazardous Substance into ambient air, surface water, ground water, or land or otherwise relating to the use, maintenance, generation, treatment, storage, or disposal of pollutants, contaminants or hazardous or toxic materials or wastes by Seller or its employees or agents.

"Excluded Assets" has the meaning set forth in Section 2.2.

"Excluded Liabilities" has the meaning set forth in Section 2.4.

“Executives’ Non-Compete” has the meaning set forth in Section 7.1(g).

"Final Closing Net Working Capital" has the meaning set forth in Section 2.6(c)(i).

"Final Closing Statement" has the meaning set forth in Section 2.6(a)(ii).

"Financial Statements" has the meaning set forth in Section 3.5(a).

"Fixed Assets" has the meaning set forth in Section 2.1(c).

“GAAP” shall mean United States Generally Accepted Accounting Principles as historically applied by Seller.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of law.

"Hazardous Substance" refers to any substance which is defined as "hazardous" under any Environmental Laws including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), Federal Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), Federal Clean Water Act of 1977 (33 U.S.C. Section 1251 et seq.), Federal Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Federal Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.).

"Hire Date" has the meaning set forth in Section 6.2(a).

"HTP" shall mean HT Precision Technologies, Inc.

"HTP Balance" shall mean the balance between the accounts receivable owed by HTP to the Seller and the accounts payable owed by the Seller to HTP as of the Closing, and (i) if the balance is a positive number, such positive number shall be added and included in the calculation of the Net Accounts Receivable, or (ii) if the balance is a negative number, such negative number shall become as a deducted item for calculating the Net Accounts Receivable.

"Indemnified Party" has the meaning set forth in Section 8.4(a).

"Indemnifying Party" has the meaning set forth in Section 8.4(a).

"Initial PWCA Payment" has the meaning set forth in Section 2.6(b)(i).

"Intellectual Property" has the meaning set forth in Section 2.1(e).

"Interim Balance Sheet" has the meaning set forth in Section 3.5(b).

"Inventory" has the meaning set forth in Section 2.1(a).

“IP Assignment” has the meaning set forth in Section 7.1(e).

“Key Employees” shall mean Wally S’ad and Ted Panek.

“LCD Business” has the meaning set forth in the Recitals.

"Leased Real Property" refers to the leased real property located at 9500 West 55th St., Suite A, McCook, IL.

"Legal Requirement" refers to any federal, state, local, or municipal constitution, law, ordinance, code, regulation, statute, judgment, order or decree.

“Lender” has the meaning set forth in Section 5.3.

"Lien" refers to any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease).

"Lockbox Account Agreement" refers to that certain agreement dated as of the Closing Date, entered into by and between the Lender, Purchaser and Seller, governing the depositing of funds into and withdrawal of funds from the lockbox.

"Material Adverse Effect" refers to any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development, is materially adverse to the Business, financial condition or results of operations of Seller, taken as a whole; provided, however, that no change, effect or circumstance will be deemed (either alone or in the aggregate) to constitute, nor will be taken into account in determining whether there has been or may be, a Material Adverse Effect to the extent that it arises out of or relates to: (i) a general deterioration in the United States economy, (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including an act of terrorism, (iii) any adverse change in conditions generally affecting the Business or the LCD monitor industry in general, (iv) the disclosure of the fact that Purchaser is the prospective acquirer of the Purchased Assets or of the fact that negotiations are taking place between the parties related hereto, (v) the announcement or pendency of the transactions contemplated hereby or (vi) compliance with the terms of, or the taking of any action required by, this Agreement; but in the case of clauses (i), (ii) and (iii) only to the extent any such changes, effects, events, occurrences, state of facts or developments do not, individually or in the aggregate, have a materially disproportionate adverse impact on the Business relative to other Persons in the industries in which the Business operates.

“Negative Working Capital Adjustment” has the meaning set forth in Section 2.6(d).

“Net Accounts Receivable” shall mean the combination of the HTP Balance (either positive or negative) and all other accounts receivable of the Business as of Closing (which shall not include (i) the accounts receivable owed by HTP to the Seller, or (ii) the bad debt reserve) less the accrued but unpaid accounts payable of the Business as of Closing (which shall not include the accounts payable owed by Seller to HTP), including both trade accounts payable and subcontractor accounts payable, determined in accordance with GAAP (“Accounts Payable”).

“Net Working Capital Benchmark” shall be $7,550,000.

"Newly Hired Employee" has the meaning set forth in Section 6.2(a).

"Non-Assignable Contract" has the meaning set forth in Section 5.2.

“Occurrence” shall mean the date on which an incident takes place as determined for insurance purposes with respect to occurrence-based insurance coverage.

"Other Assets" has the meaning set forth in Section 2.1(f).

“Permit” refers to any permit, approval, authorization, license, variance, certificates, registration, exemptions, rights of way, franchise privileges, grants and ordinances, or permission required by a Governmental Entity under any applicable Legal Requirements.

"Permitted Lien" refers to (i) statutory Liens for current Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (ii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Leased Real Property which are not violated in any material respect by the current use and operation of the Leased Real Property, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs mandated under applicable legal requirements or other social security, (iv) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to the Leased Real Property, but not adversely affecting current occupancy or use of the Leased Real Property in any material respect, (v) Liens securing rental payments under capital lease arrangements and (vi) any Liens set forth on Schedule 1 attached hereto.

"Person" refers to any individual, partnership, corporation, trust, association, government or any department or agency thereof or any other entity.

“Positive Working Capital Adjustment” has the meaning set forth in Section 2.6(d).

"Preliminary Closing Statement" has the meaning set forth in Section 2.6(a).

"Prepaid Inventory" shall mean Inventory in transit from vendors other than Purchaser and Axiomtek Display Solutions Co., Ltd., for which payment has been made by Seller.

"Purchased Assets" has the meaning set forth in Section 2.1(f).

"Purchase Price" has the meaning set forth in Section 2.5.

"Purchase Price Adjustment" has the meaning set forth in Section 2.6(c)(i).

"Purchaser" has the meaning set forth in Preamble.

"Purchaser Indemnified Parties" has the meaning set forth in Section 8.1.

"Schedules" or "Disclosure Schedules" refers to, collectively, the various Schedules referred to in this Agreement delivered separately to Purchaser on or before the date of this Agreement and initialed by the parties.

"Seller" has the meaning set forth in the Preamble.

"Seller Indemnified Parties" has the meaning set forth in Section 8.2.

“Seller’s Knowledge” or “Knowledge” shall mean the actual knowledge of Anthony Spier, James Brace, Wally S’ad, Ted Panek, and Renee Zimmerman.

“Seller’s Non-Compete” has the meaning set forth in Section 7.1(f).

"Support Documents" has the meaning set forth in Section 2.6(a).

"Tax Return" refers to any report, return, information return or other information required to be supplied to a taxing authority in connection with taxes.

"Taxes" refers to all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under Code Section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto, whether disputed or not.

"Third Party Claim" has the meaning set forth in Section 8.4(a).

"Transaction Documents" shall mean this Agreement, the TSA and all the other agreements ancillary thereto.

“TSA” has the meaning set forth in Section 6.3.

"Uncollectible Accounts Receivable" has the meaning set forth in Section 2.6(b)(iv).

"Warranty" has the meaning set forth in Section 3.21.

Section 2     ACQUISITION OF ASSETS

2.1     Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the following assets and properties, to the extent owned by Seller, and which are used, or held for use exclusively, in the Business by Seller, but not including the Excluded Assets:

(a)     all raw materials, replacement parts, work in process and finished goods located at the Leased Real Property or in transit to the Leased Real Property, or kept in the Seller’s customers’ sites, suppliers’ facilities or third-party warehouses, and used exclusively in the Business, including Prepaid Inventory (less Accrued Warranty Reserve) (the "Inventory");

(b)     the accounts receivable included in Net Accounts Receivable and included in the calculation of Closing Net Working Capital (the "Accounts Receivable");

(c)     all the fixed assets (the "Fixed Assets") set forth on Schedule 2.1(c), which is intended to identify all Fixed Assets that are located at the Leased Real Property and exclusively used in the Business, including without limitation, any and all molds and dies, office equipment, machinery and computer hardware;

(d)     all the contracts, leases (excluding the Lease), and agreements set forth on Schedule 2.1(d) (the "Contracts"), which identifies all Contracts of Seller exclusively related to the Business and intended to be transferred to Purchaser;

(e)     the following intellectual property: the trademark “Wells-Gardner;” the domain name “wellsgardner.com”, the right to use and register variations of the “Wells-Gardner” or “Wells-Gardner Electronics” name, all “Wells-Gardner” trademarks, patents, licenses, rights under commercial agreements, product designs and other intellectual property rights set forth on Schedule 2.1(e) ("Intellectual Property"); and

(f)     All assets identified on Schedule 2.1(f), together with any goodwill and other intangible assets exclusively related to the Business (collectively the "Other Assets," and, together with the Inventory, Accounts Receivable, Fixed Assets, Contracts and Intellectual Property, the "Purchased Assets").

2.2     Excluded Assets. The Purchased Assets shall not include any, and Seller shall retain and continue to own, all other assets and rights of Seller which are not expressly set forth as Purchased Assets (collectively, the "Excluded Assets"). The Excluded Assets include, without limitation:

(a)     all cash and cash equivalents (including marketable securities and short-term investments) of Seller;

(b)     all accounts receivable and notes receivable and other claims for money or other obligations due to Seller arising out of the Business not included in Net Accounts Receivable;

(c)     any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to Seller and any rights of Seller under such insurance policy or contract, other than rights under such policies or contracts with respect to any Assumed Liability;

(d)     all rights of Seller under this Agreement, and rights to insurance claims, rebates and refunds, deposits, tax refunds and workers’ compensation rebates and refunds relating to periods on or prior to the Closing;

(e)     all past, present or future claims, choses in action and rights or actions by Seller against third parties relating to (i) the Business and/or any Purchased Assets arising from events, acts, omissions or circumstances on or prior to the Closing Date, (ii) any other Excluded Asset, or (iii) the Business and/or any Purchased Assets arising from events, acts, omissions or circumstances after the Closing Date to the extent such claim or action relates to or arose out of any matter for which Seller remains liable, including, but not limited to, any Excluded Liability and any matter for which Seller is obligated to indemnify Purchaser pursuant to the terms of this Agreement;

(f)     Seller's hardware and software not used exclusively in the LCD Business;

(g)     the books and records associated with the Business;

(h)     all trademarks, trade names and service marks relating to the name "American Gaming & Electronics " and/or the logo relating thereto, along with all derivatives and variations thereof;

(i)     all rights to the Seller’s assets and properties, personal and real, not specifically identified in Section 2.1 of this Agreement; and

(j)     all other items listed on Schedule 2.2.

2.3     Assumed Liabilities. Purchaser agrees to assume and be obligated to pay for and perform the following liabilities, commitments and obligations of Seller to the extent relating to the Business (collectively referred to herein as the "Assumed Liabilities"): (a) all accounts payable included in Net Accounts Receivable and Closing Net Working Capital, excluding any sales taxes or other government remittances relating to payroll or corporate taxes, (b) the liabilities, commitments and obligations of Seller under the Contracts arising after the Closing Date, (c) all product liability or similar claims for any injury to person or property relating to the Business where the Occurrence is on or after the Closing, including without limitation, with respect to products sold before or after Closing, and (d) all product warranty obligations.

2.4     Excluded Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume or be obligated for any other liability, obligation or commitment of Seller whether known or unknown, direct or indirect, absolute or contingent, and whether arising in contract, tort or otherwise (the "Excluded Liabilities").

2.5     Purchase Price Computation and Payment. The purchase price shall be Five Million Five Hundred Thousand Dollars ($5,500,000) (the “Closing Payment”), subject to adjustment following Closing as provided in Section 2.6 below (as so adjusted, the "Purchase Price"). At the Closing, Purchaser shall pay the Closing Payment to Seller by wire transfer of immediately available funds to an account or accounts designated in writing by Seller.

2.6     Purchase Price Adjustment.

(a)     Preliminary Closing Statement. Not more than twenty (20) days after the Closing Date, Seller shall deliver to Purchaser its good faith determination of Closing Net Working Capital and the Purchase Price Adjustment (the "Preliminary Closing Statement") as of Closing Date, together with copies of the reconciliations supporting Seller's calculation of the information and all related support documents (the "Support Documents"). A sample calculation demonstrating how the Closing Net Working Capital shall be determined is set forth in Exhibit H attached hereto.

(i)     Dispute Period. As promptly as practicable after Purchaser’s receipt of such Preliminary Closing Statement along with the Support Documents (but in no event later than thirty (30) days after Purchaser’s receipt of such statement) (such period, the "Dispute Period"), Purchaser shall provide written notice (the "Dispute Notice") to Seller specifying in reasonable detail Purchaser's objections, if any, to any amounts set forth on the Preliminary Closing Statement.

(ii)     Dispute Procedures. If Purchaser has timely delivered a Dispute Notice to Seller with respect to the Preliminary Closing Statement, each party and its representatives shall be entitled to review all Support Documents relating to the Closing Net Working Capital and the Purchase Price, and consult with the other party and its representatives regarding the methods used to calculate the Closing Net Working or Purchase Price Adjustment. Within thirty (30) days after delivery of the Dispute Notice, Seller and Purchaser shall attempt to resolve any disputes in good faith, and if the parties cannot agree within such thirty (30) day period such dispute shall be resolved by BDO USA, LLP (the "Accountant"). Promptly, but not later than thirty (30) days after submission of the dispute to the Accountant, the Accountant shall determine (based solely on presentations by Seller and Purchaser to the Accountant and not by independent review) only those items in dispute ("Disputed Items") and will render a report as to its resolution of such Disputed Items and the resulting calculation of the Disputed Items, which are the subject of the Dispute Notice. In resolving any Disputed Item, the Accountant may not assign a value to such Disputed Item greater than the greatest value for such Disputed Item claimed by either party or less than the lowest value for such Disputed Item claimed by either party, in each case as presented to the Accountant. The written decision of the Accountant shall be final and binding on the parties hereto and shall not be subject to dispute or review. Any fees or expenses payable to the Accountant shall be shared equally between Seller and Purchaser. The Preliminary Closing Statement as deemed to be final, conclusive and binding as the final statement of the Purchase Price Adjustment is referred to herein as the “Final Closing Statement”.

(b)     Additional Adjustment to the Final Closing Statement

(i)     Within three (3) Business Days following the completion of the dispute procedures under Section 2.6(a)(ii) (said period in which the dispute procedures are ongoing to be referred to herein as the “Closing NWC Dispute Period”), Purchaser shall provide a statement of Accounts Receivable collection status (“Collection Statement”) together with a payment (the “Initial PWCA Payment”) in an amount equal to the Positive Working Capital Adjustment minus uncollected Accounts Receivable.

(ii)     Purchaser shall use commercially reasonable efforts to collect the Accounts Receivable during the period from the Closing until April 30, 2015 (the “Collection Period”). On or before the tenth (10th) day of each following calendar month during the Collection Period, with the exception of the Closing NWC Dispute Period, Purchaser shall remit to Seller all Accounts Receivable collected during the prior calendar month.

(iii)     During the Collection Period, Purchaser shall not ship any products to any customers that have outstanding Accounts Receivable (“Delinquent Account Debtors”) until such time as the Delinquent Account Debtor has paid the outstanding Accounts Receivable in full.

(iv)     Any Accounts Receivable not collected by the end of the Collection Period shall be deemed “Uncollectible Accounts Receivable”. Within five (5) days following the expiration of the Collection Period, Purchaser shall assign back to Seller all right, title and interest in the Uncollectible Accounts Receivable.

(c)     Purchase Price Adjustment

(i)     The "Purchase Price Adjustment" shall equal the difference between the value of the Closing Net Working Capital as set forth in the Final Closing Statement (the “Final Closing Net Working Capital”) and the Net Working Capital Benchmark.

(ii)     The Purchase Price Adjustment shall be determined (X) if no Dispute Notice is given within the Dispute Period, within ten (10) Business Days after the expiration of the Dispute Period or (Y) if a Dispute Notice is given within the Dispute Period, within five (5) Business Days after the Accountant has resolved the Disputed Items (the "Determination Date").

(d)     If the Final Closing Net Working Capital is greater than the Net Working Capital Benchmark, the Purchase Price shall be increased on a dollar-for-dollar basis (a “Positive Working Capital Adjustment”). If the Final Closing Net Working Capital is less than the Net Working Capital Benchmark, the Purchase Price shall be decreased on a dollar-for-dollar basis (a “Negative Working Capital Adjustment”).

2.7     Closing. The completion of the purchase of the Purchased Assets and Assumed Liabilities shall be held on a date as may be agreed upon by Purchaser and Seller (such date and time being hereafter called the "Closing" or "Closing Date"). The Closing shall be held at the offices of Gould & Ratner LLP, 222 North LaSalle Street, Suite 800, Chicago, Illinois 60601-1086 or such other place as agreed upon by Seller and Purchaser, or remotely. At the Closing, all of the transactions provided for in Section 2 hereof shall be consummated on a substantially concurrent basis.

2.8     Second Closing. In the event of a Positive Working Capital Adjustment, Purchaser shall pay the adjustment to Seller in the manner set forth in Section 2.6(b) of this Agreement. In the event of a Negative Working Capital Adjustment, Seller shall pay the adjustment to Purchaser by wire transfer of immediately available funds to an account or accounts designated in writing by Purchaser within five (5) Business Days following the Determination Date.

2.9     Accounts Receivable Collection Procedures. During the Closing NWC Dispute Period, Accounts Receivable of the Business (whether arising prior to or after the Closing) will be paid into a lockbox jointly controlled by Seller and Purchaser at a financial institution mutually acceptable to Seller and Purchaser. Upon receipt of a Dispute Notice from Purchaser, within ten (10) days thereafter, the lockbox account shall be under Purchaser’s sole control conditional on the Purchaser paying the Purchase Price Adjustment less the disputed amount identified in the Dispute Notice so long as said disputed amount does not exceed ten percent (10%) of the Purchase Price Adjustment. Following the end of the Closing NWC Dispute Period, any disputed amounts withheld in accordance with this Section shall be paid to the parties in such amounts as has been determined through the dispute resolution process. During the Collection Period, Purchaser shall continue to make monthly payments of collected Accounts Receivable in accordance with Section 2.6(b). If at any time during the Closing NWC Dispute Period, (a) the cash balance in the lockbox account exceeds the Purchase Price Adjustment as set forth in the Preliminary Closing Statement (an “Account Surplus”) and (b) Purchaser has paid all Accounts Payable, Purchaser shall have the right upon one (1) Business Day’s written notice to Seller, to remove and retain said Account Surplus, provided, however that Purchaser shall be permitted to make such a withdrawal from the account no more than one (1) time in any seven (7) calendar day period.

2.10     Allocation of Purchase Price. The Purchased Assets other than Fixed Assets shall be valued at their “book value.” The parties will mutually agree to the values on Form 8594 before submitting them. The values used will be the net book values for all classes. Any amount by which the net book value of the Purchased Assets exceeds the purchase price therefor shall, solely for purposes of the purchase price allocation in Form 8594, be applied as a deduction for the portion of the Purchase Price allocated to Inventory. No party shall take a position on any tax return inconsistent with the agreed allocation herein.

2.11     Further Assurances. From time to time following the Closing, each party shall execute and deliver, or cause to be executed and delivered, to the other party such other instruments of conveyance and transfer as the requesting party may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the requesting party and put the requesting party in possession of, any part of the Purchased Assets or Purchase Price, and, in the case of Permits and Contracts included in the Purchased Assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with the requesting party at its request in endeavoring to obtain such consent promptly.

Section 3     REPRESENTATIONS AND WARRANTIES OF SELLER.

In order to induce Purchaser to enter into and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser that the statements in this Section 3 are all true, correct and complete as of the Closing Date except as set forth in the Disclosure Schedules attached hereto:

3.1     Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. Seller has the requisite power and authority to own, lease, hold, operate and use the Purchased Assets and to operate the Business as now conducted. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as would not be expected to have a Material Adverse Effect.

3.2     Authority. Seller has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof, subject to obtaining any consents required under the Contracts, which consents are set forth on Schedule 3.2 (collectively, the "Consents") The execution, delivery and performance of this Agreement by Seller, including, without limitation, the deliveries and other agreements of Seller contemplated hereby, have been duly authorized and approved by its board of directors and do not require any further authorization or consent of any third party, except for the Consents and except where the failure to obtain the same would not, individually or in the aggregate, be expected to have a Material Adverse Effect. This Agreement is, and each other agreement or instrument of Seller contemplated hereby will be, the legal, valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3     No Default Effected. Except as would not be expected to have a Material Adverse Effect, the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not result in the imposition of any Lien on the Purchased Assets or result in a breach or violation of, or a default under (i) the Articles of Incorporation or the bylaws of Seller, (ii) any statute applicable to Seller, (iii) any material agreement to which Seller is a party or by which Seller or any of the Purchased Assets is bound, or (iv) any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over Seller or any of the Purchased Assets. Except for the Consents and except as would not be expected to have a Material Adverse Effect, no consent, waiver, approval, order or authorization of, or filing with, any governmental authority or other entity or Person is required in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.

3.4     Subsidiaries and Investments. Seller does not control or have any equity participation in any subsidiary or other Person, except as set forth in Schedule 3.4.

3.5     Financial Statements; Interim Balance Sheet.

(a)     Seller has heretofore provided to Purchaser (i) internally prepared balance sheets and income statements of the Business for the fiscal year ended December 31, 2011, December 31, 2012, and December 31, 2013, prepared in accordance with GAAP as historically applied by Seller (the "Financial Statements"), which present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods indicated thereon.

(b)     The unaudited, but reviewed, balance sheet as of June 30, 2014 (“Interim Balance Sheet”) and the related statement of income for the six (6) month period then ended, attached as Schedule 3.5(b), were internally prepared in accordance with GAAP as historically applied by Seller and present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods indicated thereon, subject to normal year-end adjustments, the absence of footnotes and those adjustments required in order to cause the Interim Balance Sheet to reflect, on a pro forma basis, the transactions contemplated hereby.

(c)     All accounts receivable and accounts payable relating to the Business reflected on the Interim Balance Sheet, and all accounts receivable and accounts payable relating to the Business arising subsequent to the date of the Interim Balance Sheet, have arisen in the ordinary course of business of Seller for the Business. All items that are required by GAAP to be reflected as accounts receivable and/or accounts payable on the Interim Balance Sheet and on the books of Seller are so reflected and any reserve accounts relating thereto have been established in accordance with GAAP.

3.6     Undisclosed Liabilities. To Seller’s Knowledge, none of the Purchased Assets nor the Business is subject to any material liability or obligation (whether absolute or contingent, liquidated or unliquidated, or due or to become due), except for material liabilities and obligations (i) reflected, reserved against or disclosed on the Interim Balance Sheet, (ii) that have arisen since the date of the Interim Balance Sheet in the ordinary course of business or (iii) relating to performance obligations under the Contracts in accordance with the terms and conditions thereof.

3.7     Taxes.

(a)     Seller has filed or will timely file all required Tax Returns which are required to be filed on or before the date hereof and the Closing (except for appropriate extensions or post-Closing filings) with respect to the Business and Purchased Assets, and has paid all Taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable with respect to the Business and Purchased Assets. There is no Lien affecting any of the Purchased Assets that arose in connection with any failure or alleged failure to pay any Tax. No claim with respect to Seller has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b)     Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employees, independent contractor, creditor or other party.

(c)     Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

3.8     Operations Since December 31, 2013.

Except as disclosed on Schedule 3.8, since December 31, 2013:

(a)     no Material Adverse Effect (individually or in the aggregate) has occurred, and no written notice has been provided to Seller, nor to Seller’s Knowledge is there any fact or condition that exists which might be expected to cause a Material Adverse Effect;

(b)     there has been no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect the Purchased Assets or the Business;

(c)     Seller has not and has not agreed to mortgage, pledge, or subject to a Lien any portion of the Purchased Assets outside the ordinary course of business;

(d)     Seller has not sold or transferred or agreed to sell or transfer any portion of the Business or Purchased Assets, or cancelled or agreed to cancel any debts or claims;

(e)     Seller has not increased in any material respect the rate of compensation (including bonuses or other special compensation) payable by it to any of its officers, employees or agents over the rate being paid or accrued to them as of December 31, 2013;

(f)     Seller has not terminated any material contract, agreement, license, or other instrument to which it is a party which relates in whole or in part to the Purchased Assets or the Business; and

(g)     Seller has not, through negotiation or otherwise, made any commitment or incurred any liability or obligation to any organized labor association.

3.9     Title to Property and Sufficiency of Assets.

(a)     Seller has good and marketable title to all of the Purchased Assets free and clear of all Liens other than Permitted Liens. Delivery to Purchaser on the Closing Date of the instruments of transfer contemplated hereunder will thereby validly transfer to Purchaser good and marketable title to all the Purchased Assets, subject to no Liens, other than the Permitted Liens. No representation or warranty is made as to the interest of any landlord with respect to any of the Leased Real Property.

(b)     The Purchased Assets, together with (i) the services being provided by Seller to Purchaser pursuant to the TSA and (ii) all other property and assets the benefit of which is to be provided to Purchaser pursuant to this Agreement and the other Transaction Documents, immediately after the Closing, will constitute all of the assets and properties required to operate the Business in all material respects in substantially the manner conducted on the date hereof by the Seller.

3.10     Inventory. The Inventory of the Business as set forth on the Interim Balance Sheet was, and the Inventory of Seller that relates to the Business currently is, as the case may be, (a) substantially equivalent in quality to that achieved generally by the Business in the past; and (b) of good and merchantable quality and salable (in the case of Inventory held for sale) or currently usable (in the case of other Inventory) in the ordinary course of business, subject to any reserves with respect to such Inventories set forth in the Interim Balance Sheet or, for Inventory not existing as of the date of the Interim Balance Sheet, on the books and records of Seller.

3.11     Fixed Assets. All Fixed Assets are located at the Leased Real Property and are in good operating condition and repair, normal wear and tear and aging excepted.

3.12     Real Property. Seller does not own any interest in real property.

3.13     Compliance with Laws. Seller has complied in all respects with all federal, state, county and local Legal Requirements applicable to the Business and the Purchased Assets, except where the failure to so comply would not, individually or in the aggregate, be expected to result in material liability to the Business or otherwise materially interfere with the conduct of the Business in substantially the manner currently conducted. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, except where such event or circumstance would not be likely to result in material liability to the Business or otherwise materially interfere with the conduct of the Business in substantially the manner currently conducted.

3.14     Affiliate Agreements. Except as set forth on Schedule 3.14, there are no written or oral contracts between Seller and its Affiliates in connection with the Business and the Purchased Assets, including, without limitation, any such contracts relating to the provision of any services by Seller to any such Affiliate, or by any such Affiliate to Seller.

3.15     Contracts.

(a)     Schedule 3.15 is a true and complete list of every contract, agreement, relationship and commitment, written or oral, to which Seller is a party, or by which it is bound, requiring the annual expenditure of in excess of $25,000.00 and relating to the Business and the Purchased Assets, including, without limitation, all agreements relating to employment, the purchase of materials, supplies, equipment, machinery, parts, products or services, and the distribution of products, whether or not such contracts and agreements include items besides the Contracts.

(b)     Seller has made available to Purchaser a true and complete copy of each Contract or other written evidence of the obligations, and all amendments thereto, listed in Schedule 3.15.

(c)     Each Contract is valid and binding upon Seller and to Seller’s Knowledge, valid and binding upon the other party(ies) thereto.

(d)     Except as set forth in Schedule 3.15, (i) except where the failure to be in compliance would not be likely to result in material liability to the Business or otherwise materially interfere with the conduct of the Business in substantially the manner currently conducted, Seller is, and has been, in compliance with all applicable terms and requirements of each Contract; (ii) to Seller's Knowledge, each other party to the Contracts is, and has been, in full compliance with all applicable terms and requirements of such Contract; (iii) no event has occurred or circumstance exists as a result of any action or omission of Seller that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give Seller or another party to a Contract the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract; (iv) no event has occurred or circumstance exists under or by virtue of any Contract (with or without notice or lapse of time) that would cause the creation of any Lien affecting any of the Purchased Assets; and (v) Seller has not given to or received from any other Person any notice regarding any actual, alleged, or potential violation or breach of, or default under, any Contract.

3.16     Intellectual Property. To Seller’s Knowledge: (a) Seller owns, is licensed or otherwise has the right to use, sell or license all of the Intellectual Property; (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any material instrument or agreement governing any of the Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Intellectual Property or impair the right of the Purchaser post-Closing to use, sell or license any of the Intellectual Property; (c) the conduct of the Business as presently conducted does not violate any material license or agreement between the Company and any other Person or infringe upon any intellectual property right of any other Person in any material respect; and (d) there is no pending or threatened claim, action, suit or proceeding contesting the validity, ownership or right to use, sell, license or dispose of any of the Intellectual Property nor is there any reasonable basis for any such claim, nor has Seller received any notice asserting that any of the Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any Person.

3.17     Employees; Labor Relations.

(a)     Schedule 3.17 lists all full-time and part-time employees of the Business (“Employees”) and their current compensation levels.

(b)     Except where such failure would not be expected to result in material liability to the Business or otherwise materially interfere with the conduct of the Business in substantially the manner currently conducted, Seller has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, pension, collective bargaining, the payment and withholding of Taxes and occupational safety and health.

(c)     Except as set forth on Schedule 3.17, (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller or the Business; (iii) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller any proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental body, and there is no organizational activity or other labor dispute against or affecting Seller or its business; (iv) no application or petition for an election of or for certification of a collective bargaining agent is pending; and (v) to Seller's Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar governmental body.

3.18     Insurance. Schedule 3.18 sets forth a list of all current insurance policies providing coverage for the Business and the Purchased Assets, the type and amount of coverage, and the expiration dates of the policies. Such policies are valid and enforceable in accordance with their terms, are in full force and effect and insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by Seller. Seller has not received notice from any insurance carrier threatening a suspension, revocation, modification or cancellation of any such material insurance policy. Schedule 3.18 sets forth pending claims made by Seller in connection with its insurance policies, that have not yet resulted in legal proceedings identified on Schedule 3.19.

3.19     Litigation. Except as set forth in Schedule 3.19, as of the date hereof there are no suits or proceedings pending or, to the Knowledge of Seller, threatened against Seller at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in each case relating to the operation of the Business by Seller, the Purchased Assets and the Assumed Liabilities. Seller is not subject to any outstanding judgment, order or decree of any court or governmental agency relating to the operation of the Business, the Purchased Assets and the Assumed Liabilities.

3.20     Environmental Matters. To Seller’s Knowledge:

(a)     Seller, the Leased Real Property and the Business is in compliance with all Environmental Laws;

(b)     there is as of the date hereof no action pending or threatened against Seller or involving the Leased Real Property in respect of (i) noncompliance with any Environmental Laws, (ii) the release of any Hazardous Substance, or (iii) the handling, storage, use, transportation or disposal of any Hazardous Substance; and

(c)     Seller has not received notice of, nor has there been during the period of Seller's occupancy, any past or continuing material release of any Hazardous Substance into the environment at or from any real property and/or facilities currently leased by Seller.

3.21     Product Warranties. Schedule 3.21 contains a list and description of each written warranty, make whole, give-back, credit, allowance or similar program (a “Warranty”) given or offered by Seller covering any class or group of products sold or distributed by Seller in connection with the Business, which Warranty is in effect on the date hereof. Schedule 3.21 also sets forth the amount and nature of any Warranty claims over $3,000 per model experienced by Seller for the period between July 1, 2011 and June 30, 2014. To Seller’s Knowledge, there are no existing Warranty claims other than as set forth on Schedule 3.21 and Seller is not subject to any liability for asserted Warranty claims in excess of the amounts shown or reserved for as a current liability.

3.22     Brokers. Except for Innovation Capital, whose fee shall be paid by Seller, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other person acting on its behalf in such manner as to give rise to any valid claim by any such person against Purchaser for a finder's fee, brokerage commission or other similar payment based on an arrangement with Seller.

3.23     Disclaimer of Additional Representations and Warranties. Except as expressly set forth in this Agreement, Seller makes (i) no representations or warranties with respect to the Business, or their operations, assets (including, without limitation, Purchased Assets), liabilities, or conditions and (ii) no warranty, express or implied, whether of merchantability, suitability or fitness for a particular purpose, or quality as to the Purchased Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that, except as provided in this Agreement, the Purchased Assets are to be conveyed hereunder "AS IS" on the date hereof and in their present condition, subject to reasonable use, wear and tear between the date hereof and the Closing Date, and Purchaser shall rely upon its own examination thereof.

Section 4     REPRESENTATIONS AND WARRANTIES OF PURCHASER.

In order to induce Seller to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller:

4.1     Organization. Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to own its properties and to conduct its business as it is presently being conducted.

4.2     Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement, and the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and this Agreement constitutes the legal, valid, and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

4.3     No Default Effected. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions of any applicable order, writ or decree of any court or of any governmental department, commission, board, bureau, agency, or instrumentality applicable to Purchaser, or of the organizational documents of Purchaser, or of any indenture, contract, agreement, lease, or other instrument to which Purchaser is a party or subject or by which Purchaser or any of its properties or assets are bound, or of any applicable statute, rule, or regulation to which Purchaser or its businesses is subject.

4.4     Financial Wherewithal. Purchaser has the financial capability available to pay the Purchase Price (including the assumption of the Assumed Liabilities) and to otherwise consummate the transactions contemplated hereby and pay all of its fees and expenses related thereto.

4.5     Brokers. Except for KPMG Corporate Finance, whose fee shall be paid by Purchaser or its Affiliate, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any other person acting on its behalf in such manner as to give rise to any valid claim by any such person against Seller or its Affiliates for a finder's fee, brokerage commission or other similar payment based on an arrangement with Purchaser.

Section 5     COVENANTS.

The parties hereby covenant and agree as follows:

5.1     Information and Access. Purchaser acknowledges that prior to the date hereof it has conducted and completed a satisfactory acquisition review, including a review of Seller's books and records relating specifically to the Business and the Purchased Assets and an inspection of the Business and the tangible Purchased Assets. Purchaser and each of its representatives will treat and hold as confidential such information in accordance with the terms and provisions of that certain Confidentiality Agreement, dated March 31, 2014, between Purchaser and Seller (the "Confidentiality Agreement"), which Confidentiality Agreement remains in full force and effect until the Closing Date.

5.2     Consents. To the extent that any Contract is not capable of being assigned or transferred without the consent or waiver of the other party thereto or any third party, or if such assignment or transfer, or attempted assignment or transfer, would constitute a breach thereof (a “Non-Assignable Contract”), this Agreement shall not constitute an assignment or transfer of any such Non-Assignable Contract, or an attempted assignment or transfer of any such Non-Assignable Contract. Following the Closing, Seller shall use commercially reasonable efforts to obtain promptly, at Seller’s sole cost and expense, all Consents which are required by this Agreement or otherwise (including with respect to the Non-Assigned Contracts) for the due and punctual consummation of the transactions contemplated by this Agreement. Purchaser shall also cooperate and use commercially reasonable efforts in complying with requests for information regarding Purchaser requested by the parties requiring such Consents, provided that the efforts and cooperation of either party shall not include any requirement of either party to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Each party shall also cooperate with and assist the other and its authorized representatives in order to provide an efficient transfer of the control and management of the Business from Seller to Purchaser and to avoid any undue interruption in the activities and operations of the Business following the Closing Date except for the transactions contemplated hereby. Upon obtaining the consent to any Non-Assignable Contract, each such Non-Assignable Contract shall be transferred and assigned to Purchaser hereunder for no additional consideration. Notwithstanding anything to the contrary in this Section 5.2, with respect to any Non-Assignable Contract that is not assigned and transferred to Purchaser pursuant to this Section 5.2, after the Closing and until the requisite consent is obtained and the foregoing is assigned and transferred to Purchaser, Seller shall, in accordance with applicable Legal Requirements, use its commercially reasonable efforts and cooperate with Purchaser in endeavoring to obtain for Purchaser an arrangement designed to provide Purchaser the benefits of each such Non-Assignable Contract, provided that Seller’s efforts and cooperation shall not include any requirement of Seller to expend money, or offer or grant any accommodation (financial or otherwise) to any third party.

5.3     Banking Relationship. Seller will use commercially reasonable efforts to maintain the relationship with its lender, Wells Fargo Bank, N.A. (“Lender”).

5.4     Seller’s Change of Name. As quickly as practicable following the Closing, Seller shall file with the applicable Governmental Entities, a change of its name to a distinct name bearing no resemblance or association to or variations of “Wells-Gardner” and/or “Wells-Gardner Electronics”, but in no event shall the change of name be completed later than two (2) months after Closing.

5.5     Post-closing Assistance

(a)     If any of the Purchased Assets cannot be transferred or assigned to the Purchaser on the Closing, the Seller shall, at its own cost, cooperate with the Purchaser to complete the transfer of such Purchased Assets as soon as practicable after the Closing.

(b)     Within six (6) months after the Closing, the Purchaser may, from time to time, ask for the Seller’s reasonable assistance or help in connection with customers of the Business existing at Closing, said assistance to be at no cost to Seller.

(c)     If there is any product liability or defect arising after the Closing, the Seller agrees to provide documentation and assistance to the Purchaser.

5.6     No Use of “Wells-Gardner”. Immediately after the Closing, the Seller shall not directly or indirectly use, register or license the resemblance or association to or variations of “Wells-Gardner” and/or “Wells-Gardner Electronics” on any material, promotion, event, marketing, etc. except that the Seller may, to the extent of necessity, still use “Wells-Gardner Electronics” as its company name before its completion of the change of such company name set forth in Section 5.4.

Section 6     OTHER AGREEMENTS

6.1     Transfer Taxes. Any sales, transfer, use or other similar taxes imposed as a result of the sale of the Purchased Assets to Purchaser pursuant to this Agreement shall be borne by the party upon whom such taxes are imposed pursuant to local law or custom as set forth in Schedule 6.1. Within thirty (30) days of Closing Purchaser shall remit to Seller such properly completed resale exemption certificates and other similar certificates or instruments as are necessary to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law. All recording, transfer and other similar taxes and fees payable as a result of the public recordation of the instruments of conveyance or transfer of the Purchased Assets executed and delivered to Purchaser pursuant to this Agreement shall be borne by the party upon whom such taxes are imposed pursuant to local law or custom.

6.2     Employees.

(a)     Purchaser shall offer to newly hire, effective as of the Employee’s first shift commencing after the Closing Date (the “Hire Date”), those Employees as set forth on Schedule 6.2(a)(i), including all of Seller’s full-time engineers which are listed on Schedule 6.2(a)(ii) (“Engineers”). Each Employee and Engineer who is offered employment and accepts such employment with Purchaser shall be referred to herein as a “Newly Hired Employee”. Seller shall cooperate with Purchaser in order to allow Purchaser to make such offers of employment and shall encourage such Employees and Engineers to accept their offers of employment with Purchaser effective as of the Hire Date.

(b)     Any cost, expense or liability related to the employment of the Employees or Engineers prior to Closing (including accrued salaries, bonuses, benefits, vacation or sick pay expense and other remuneration for services rendered) shall be the sole responsibility of Seller. Any cost, expense or liability related to the separation/resignation/retirement of the Newly Hired Employees up to the Closing shall be the sole responsibility of Seller. Seller shall discharge all liabilities to and claims of Newly Hired Employees arising out of their employment with Seller, including but not limited to, claims arising out of any employee benefit, pension and insurance plan provided or maintained by Seller and Purchaser shall have no liabilities therefor.

(c)     Service of each of the Newly Hired Employees shall commence on the Hire Date and Purchaser shall be responsible only for liabilities to Newly Hired Employees which arise on and after their respective Hire Dates.

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6.3     Transition Services Agreement. The parties shall enter into a Transition Services Agreement at Closing in the form attached hereto as Exhibit B (the “TSA”), pursuant to which Seller shall provide certain services to Purchaser for a period of time following the Closing to allow for the transition of the operation of the Business post-Closing, as further detailed in the TSA. The TSA addresses, among other matters, Purchaser’s temporary subletting of a portion of the Leased Real Property and Seller’s providing on a temporary basis information technology services, accounting and operations services following Closing.

Section 7     CLOSING DELIVERABLES.

7.1     Purchaser Closing Deliveries. On or before the Closing, Purchaser shall have delivered or caused to be delivered the following items:

(a)     By wire transfer of immediately available funds, the Closing Payment;

(b)     Executed counterpart to the TSA;

(c)     Executed counterpart to the Assignment and Assumption Agreement in the form of Exhibit C attached hereto (“Assignment and Assumption Agreement”), pursuant to which Seller shall assign and Purchaser shall assume the Assumed Liabilities;

(d)     Executed counterpart to the Assignment and Assumption of Contracts in the form of Exhibit D attached hereto (“Assignment of Contracts”);

(e)     Executed counterpart to the Assignment and Assumption of Intellectual Property in the form of Exhibit E attached hereto (“IP Assignment”);

(f)     Executed counterpart to the Non-Competition and Non-Solicitation Agreement of Seller in the form attached hereto as Exhibit F (the “Seller’s Non-Compete”);

(g)     Executed counterpart to the Non-Competition and Non-Solicitation Agreement of Executives in the form attached hereto as Exhibit G (“Executives’ Non-Compete”);

(h)     Executed counterpart to the Lockbox Account Agreement;

(i)     A certificate from the Secretary of Purchaser dated the Closing Date, attaching (i) a certified copy of Purchaser’s certificate of incorporation, and (ii) correct and complete copies of all resolutions of the board of directors of Purchaser relating to the approval of the transactions contemplated hereby; and

(j)     Such other documentation reasonably requested by Seller appropriate to complete the transactions contemplated hereby.

7.2     Seller Closing Deliveries. On or before Closing, Seller shall have delivered or caused to be delivered the following items:

(a)     Executed counterpart to TSA;

(b)     Executed counterpart to Assignment and Assumption Agreement;

(c)     Executed counterpart to Assignment of Contracts;

(d)     Executed counterpart to IP Assignment;

(e)     Executed counterpart to Seller’s Non-Compete;

(f)     Executed counterparts to Executives’ Non-Compete signed by Anthony Spier, James Brace and Renee Zimmerman;

(g)     Executed counterpart to Lockbox Account Agreement;

(h)     Duly executed Bill of Sale;

(i)     Certificate from Seller’s Secretary dated as of the Closing Date, attaching (i) a certified copy of Seller’s certificate of incorporation, (ii) a correct and complete copy of Seller’s bylaws, (iii) a certificate of good standing of Seller issued by the Illinois Secretary of State within thirty (30) days prior to the Closing; and (iv) resolutions of the board of directors of Seller approving the transactions contemplated hereby;

(j)     Releases of any Liens on the Purchased Assets from the Lender or any other third party; and

(k)     Such other documentation reasonably requested by Purchaser appropriate to complete the transactions contemplated hereby.

Section 8     INDEMNIFICATION.

8.1     Indemnification by Seller. Seller, together with its successors and assigns, shall indemnify and hold Purchaser and each of its directors, officers, employees, shareholders and affiliates (collectively, the "Purchaser Indemnified Parties") harmless from, against or in respect of the aggregate of all indemnifiable Damages arising out of or in connection with:

(a)     Any debt, obligation, liability or commitment of Seller which is not expressly assumed by Purchaser herein, including the Excluded Liabilities, whether arising prior to, on or after the Closing;

(b)     Any inaccuracy, breach or violation of, or non-performance by, Seller of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement; and

(c)     Any cost, broker's or finder's fee or expense incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein (except for Damages to which Seller is entitled).

The applicable Purchaser Indemnified Party will provide Seller with a prompt, detailed written notice for any claim made in respect of the indemnification provided in this Section 8.1, whether or not arising out of a claim by a third party.

8.2     Indemnification by Purchaser. Purchaser and its successors and assigns shall indemnify and hold harmless Seller, each of its directors, officers, employees, shareholders and affiliates (collectively, the "Seller Indemnified Parties") harmless from, against or in respect of the aggregate of all indemnifiable Damages arising out of or in connection with:

(a)     Any debt, obligation, liability or commitment of Seller which is expressly assumed by Purchaser herein or arises after the Closing Date in connection with Purchaser's operation of the Purchased Assets or the Business and which is not an Excluded Liability; and

(b)     Any inaccuracy, breach or violation of, or non-performance by, Purchaser of any of its respective representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement.

(c)     Any cost, broker's or finder's fee or expense incurred by Purchaser incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein (except for Damages to which Purchaser is entitled).

The applicable Seller Indemnified Party will provide Purchaser with a prompt, detailed written notice for any claim made in respect of the indemnification provided in this Section 8.2, whether or not arising out of a claim by a third party.

8.3     Limitations on Indemnification.

(a)     The Purchaser Indemnified Parties will not assert any claim for indemnification against Seller under Section 8.1 until such time as the aggregate of all claims that the Purchaser Indemnified Parties may have against Seller under Section 8.1 exceeds One Hundred Thousand Dollars ($100,000) (the "Deductible"), and then only for the amount by which such claims exceed the Deductible.

(b)     The aggregate liability of Seller for indemnification claims under Section 8.1 will be limited to One Million Dollars ($1,000,000) (the “Cap”).

(c)     Notwithstanding the foregoing, breaches by Seller of Sections 3.1, 3.2 and 3.9 shall not be subject to the Deductible or the Cap.

8.4     Notice of Claims.

(a)     If any third party should notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Section 8, then the Indemnified Party will promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b)     An Indemnifying Party’s assumption of the defense of an Indemnified Party against a Third Party Claim shall serve as an admission of the Indemnifying Party’s obligation to indemnify the Indemnified Party against such Third Party Claim. Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Third Party Claim involves primarily money damages in an amount not to exceed the Cap, (ii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently and (iii) such Third Party Claim does not seek an injunction or other equitable relief against the Indemnified Party or relate to or arise in connection with any criminal or quasi criminal proceeding.

(c)     So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim, nor take any voluntary action prejudicial to the determination of the Third Party Claim, without the prior written consent of the Indemnifying Party and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement from the party bringing the Third Party Claim is obtained releasing the Indemnified Party from all liability thereunder.

(d)     In the event that the Indemnifying Party does not (or otherwise ceases to) conduct the defense of the Third Party Claim under Section 8.3(b), the Indemnified Party may defend against the Third Party Claim in any manner it may deem appropriate and may consent to the entry of judgment or enter into a settlement of the Third Party Claim with the prior written consent of the Indemnifying Party.

8.5     Survival. All representations and warranties contained in this Agreement shall continue in full force and effect for a period of eighteen (18) months following the Closing Date and shall thereafter terminate, provided, however, that notwithstanding the foregoing, the representations and warranties contained in Sections 3.1, 3.2, 3.9 4.1, and 4.2 shall survive until the applicable statutes of limitations in each instance has expired. Claims first asserted within the period referred to above shall not be barred and shall survive indefinitely until such claims are resolved.

8.6     Exclusive Remedy. In the absence of intentional misrepresentation, omission, fraud or breach of this Agreement, the indemnification provisions set forth in this Section 8 will constitute the sole and exclusive recourse and remedy for monetary damages available to the parties hereto with respect to the breach of any representation, warranty or covenant contained in this Agreement or in any certificate delivered pursuant to this Agreement.

Section 9     MISCELLANEOUS PROVISIONS.

9.1     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by e-mail, one (1) Business Day after the date when sent to the recipient by overnight delivery service (charges prepaid) or three (3) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Seller and to Purchaser at the addresses indicated below:

If to Purchaser:	HT Precision Technologies, Inc.
3F., No. 13, Ln. 120, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 11493, Taiwan R.O.C. Attn: Jeffrey Huang, Chairman E-mail: jeffrey.huang@htptek.com

With a copy (which shall not constitute notice) to:	HT Precision Technologies U.S., Inc. XXXXXXXXXX XXXXXXXXXX XXXXXXXXXX Attn: Colleen L. Hallam E-mail: colleen.hallam@eastech.com

If to Seller:	Wells-Gardner Electronics Corporation
9500 W. 55th St., Suite A McCook, Illinois 60525-3605 Attn: Renee Zimmerman E-mail: rzimmerman@agegaming.com

With a copy (which shall not constitute notice) to:	Gould & Ratner LLP 222 N. LaSalle St., Suite 800 Chicago, Illinois 60601 Attn: Peter C. Spier Fax No. 312.236.3241 E-mail: pspier@gouldratner.com or to such other address as either party hereto may, from time to time, designate in writing delivered in a like manner.

9.2     Amendments. The terms, provisions, and conditions of this Agreement may not be changed, modified, or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

9.3     Assignment and Parties in Interest. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be transferred or assigned (by operation of law or otherwise) by either party hereto except with the prior written consent of the other party hereto. Nothing expressed or referred to herein will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or a permitted assignee pursuant to this Section 9.3.

9.4     Announcements. All press releases, notices to customers and suppliers and other announcements prior to the Closing Date with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both Purchaser and Seller prior to the issuance thereof, provided that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making such disclosure and provide the other party an opportunity to review the proposed disclosure).

9.5     Expenses. Each party to this Agreement will bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

9.6     Entire Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement and the Disclosure Schedules and exhibits hereto, which are hereby incorporated and made a part hereof) constitute the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings between them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein or in an amendment hereto executed in accordance with Section 9.2 hereof.

9.7     Further Assurances. Seller and Purchaser shall, at the request of the other, execute and deliver such documents and take such actions as may be reasonably requested to effectively carry out the terms of this Agreement.

9.8     Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

9.9     Counterparts. This Agreement may be executed in multiple counterparts, and each such executed counterpart shall be deemed an original, but all of which shall constitute one and the same instrument. Signed counterparts transmitted by fax or e-mail shall be treated as originals.

9.10     Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, applicable to contracts made and performed therein, and any litigation concerning this Agreement or the transactions contemplated hereby or any other matters relating hereto shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

9.11     Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in U.S. dollars.

9.12     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first written above.

PURCHASER

HT PRECISION TECHNOLOGIES U.S., INC.

By: __________________________

Name: Shihchieh Huang

Title: President

SELLER

WELLS-GARDNER ELECTRONICS CORPORATION

By: __________________________

Name: James F. Brace

Title: Chief Financial Officer

EXHIBIT A

BILL OF SALE

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made and entered into as of September 12, 2014, by and between WELLS-GARDNER ELECTRONICS CORPORATION, an Illinois corporation (the “Seller”), and HT PRECISION TECHNOLOGIES U.S., INC., a Delaware corporation (the “Purchaser”). Seller and Purchaser may be collectively referred to herein as the “Parties” or individually as a “Party”.

WHEREAS, Seller and Purchaser entered into an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, Seller has agreed to sell, assign, transfer and convey to Purchaser all of its rights, title and interest in, to and under the Purchased Assets (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Recitals; Definitions. The foregoing recitals are hereby fully incorporated into and made a part of this Bill of Sale. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

2.     Transfer of Assets. Seller does hereby sell, assign, transfer, convey and deliver unto Purchaser, its successors and assigns, each and all of the Purchased Assets, intending hereby to convey all of the right, title and interest of Seller therein.

EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, ALL ASSETS ARE BEING CONVEYED “AS IS” AND “WHERE IS” WITH NO REPRESENTATIONS, GUARANTEES, FORECASTS OR OTHER ASSURANCES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY FUTURE PROSPECTS, RESULTS OF OPERATIONS OR FORECASTS.

3.     Subject to Purchase Agreement. This Bill of Sale is subject in all respects to the terms and conditions of the Purchase Agreement, and all of the representations, warranties, covenants and agreements of Seller and Purchaser contained therein, all of which shall survive the execution and delivery of this Bill of Sale in accordance with the terms of the Purchase Agreement. The Purchased Assets are being delivered for good and valuable consideration, pursuant to the terms and conditions contained in the Purchase Agreement. Nothing contained herein shall supersede, amend, alter or modify (nor shall it be deemed or construed to supersede, amend, alter or modify) any of the terms or conditions of the Purchase Agreement in any manner whatsoever. In the event of any conflict between the provisions of this Bill of Sale and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control and prevail.

4.     Further Assurances. Each Party hereby agrees that it will cooperate with the other Party in the execution, verification, acknowledgement, and delivery of all such further papers and instruments of assignment and assumption, and will perform such other acts as the other Party reasonably requires to effectuate the transfer of the Purchased Assets contemplated hereby.

5.     Binding Effect; Successors. This Bill of Sale shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6.     Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signed counterparts delivered by facsimile, .PDF, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy.

7.     Governing Law. This Bill of Sale shall be subject to and governed by the laws of the State of Illinois without regard to its conflicts of law principles. The Parties shall submit all disputes which arise under this Bill of Sale to state or federal courts located in Cook County, Illinois for resolution. The Parties acknowledge that the exclusive jurisdiction for any disputes pertaining to this Bill of Sale shall be the aforesaid courts and specifically waive any claims they may have regarding jurisdiction or venue, including, but not limited to, forum nonconveniens. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.     Amendments. Any provision of this Bill of Sale may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Bill of Sale, or in the case of a waiver, by the party against whom the waiver is to be effective.

9.     Severability. If any term, provision, covenant or restriction of this Bill of Sale is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Bill of Sale shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Bill of Sale so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Bill of Sale to be executed as of the day first set forth above.

SELLER:

WELLS-GARDNER ELECTRONICS CORPORATION

By:     ______________________________

Name:  James F. Brace

Its:       Chief Financial Officer

PURCHASER:

HT PRECISION TECHNOLOGIES U.S., INC.

By:     ______________________________

Name: Shihchieh HUANG

Its:       President

EXHIBIT B

TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of September 12, 2014 (the “Effective Date”) is entered into by and among Wells-Gardner Electronics Corporation, an Illinois corporation (“WGA”), and HT Precision Technologies U.S., Inc., a Delaware corporation (“HTP”).

W I T N E S S E T H:

WHEREAS, WGA and HTP have entered into an Asset Purchase Agreement of even date herewith (the “Acquisition Agreement”), all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement, pursuant to which WGA agreed to sell to HTP and HTP agreed to purchase from WGA certain assets relating to the LCD division of WGA (“Business”), all as more particularly set forth in the Acquisition Agreement;

WHEREAS, it is contemplated under Section 6.3 of the Acquisition Agreement that WGA will provide to HTP those services reasonably necessary for the conduct of the Business during the transitional period following the date hereof;

WHEREAS, both WGA and HTP acknowledge that as of the date of the Acquisition Agreement, the Business operates using several stand-alone operating systems and other operating systems that are fully integrated with WGA and its Affiliates; and

WHEREAS, WGA is willing to provide, or cause to be provided, such services to HTP on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, WGA and HTP hereby agree as follows:

1.     Provision of Transition Services; Fees and Expenses. WGA agrees to provide, or procure to be provided to HTP, for the periods specified in Section 1(b) hereto (the “Term”), each line item of service set forth herein (each such item, a “Line Item of Service”, with the length of time for which any Line Item of Service is provided hereunder being the “Transition Period”). WGA shall provide, or procure to be provided, the Services (as hereinafter defined) detailed below pursuant to this Agreement in a commercially reasonable manner consistent with the manner and level of care with which such Services were previously conducted by WGA. During the Term, WGA shall assist HTP in the transfer of responsibility for the Services to HTP and HTP shall use all commercially reasonable efforts to assume the responsibility for the Services as promptly as practicable; provided, however, that despite HTP’s stated intention to migrate all operating systems into their (or their Affiliates’) otherwise existing operating system(s), WGA makes no representation or warranty or in any way agrees that upon termination of the Services provided hereunder that HTP’s operating system(s) will be functional.

(b)     HTP shall pay to WGA the following fees (“Service Fees”) for the various services described below (“Services”):

(i)     Space Usage. For the use of the McCook Space, HTP will pay XXXXXXXXXXXXXXXXXXXXXXXXXXXXX per month to WGA from the Effective Date through April 30, 2015 and XXXXXXXXXXXXXXXXXXXXXXXXXXXX per month from May 1, 2015 through April 30, 2016 (“Space Usage Fee”). The Space Usage Fee shall apply even if HTP decides to cease occupying the McCook Space prior to April 30, 2016.

(ii)     XXXXXXX. For the use of WGA’s XXXXX system under WGA’s existing XXXXXX license, support from WGA’s hosting service and DBA services, and use of WGA’s suite of XXXXXX products under its XXXXXX licenses, HTP will pay WGA a one (1) time set-up fee of XXXXXXXXXXXXXX and ongoing fees of XXXXXXXXXXXXXXXXXXXXXXXX per month through December 31, 2014. All Services provided under this Section 1(b)(ii) shall expire as of December 31, 2014, unless earlier terminated by HTP in accordance with Section 1(c).

(iii)     IT Network. For the use of WGA’s information technology (“IT”) network and servers, including e-mail servers and internet connectivity, HTP will pay WGA XXXXXXXXXXXXXXXXXXXX per month. WGA shall provide these services, and HTP shall pay the monthly fee therefor through December 31, 2014. All Services provided under this Section 1(b)(iii) shall expire as of December 31, 2014, unless earlier terminated by HTP in accordance with Section 1(c) or unless extended as per written mutual agreement of both parties..

(iv)     Copiers and General Supplies. For the use of WGA’s copiers, postage meters and other general office equipment and supplies, HTP will pay WGA XXXXXXXXXXXXXXXXXXXXXXXXXXX per month. WGA shall provide these services, and HTP shall pay the monthly fee therefor through December 31, 2014. All Services provided under this Section 1(b)(iv) shall expire as of December 31, 2014, unless earlier terminated by HTP in accordance with Section 1(c) or unless extended as per written mutual agreement of both parties.

(v)     Accounting and IT Services. For WGA’s provision of accounting, payroll and information technology support services for HTP, HTP shall pay XXXXXXXXXXXXXXXXXXXXX per month to WGA through December 31, 2014. WGA will perform all accounting services reasonably required by HTP as well as providing IT support for HTP’s employees and website. All Services provided under this Section 1(b)(v) shall expire as of December 31, 2014, unless earlier terminated by HTP in accordance with Section 1(c).

For sake of clarification, the Services shall not include providing HTP or its employees with (a) new office equipment except as may be necessary to deliver the Services required hereunder, or (b) cellphones. The monthly Service Fees shall be due and payable in advance on the first (1st) day of each calendar month thereafter during the Term and shall be pro-rated for any partial months. WGA reserves the right to charge interest on any amount which has been due from HTP for more than thirty (30) days, at a rate equal to one and one-half percent (1.5%) per month, and to suspend performance under this Agreement upon failure of HTP to make two (2) or more payments.

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(c)     Subject to its obligations to make payments pursuant to this Agreement for Services rendered, HTP shall have the right to terminate the Line Items of Service set forth in Sections 1(b)(ii), (iii), (iv) or (v), either in whole or in part, upon thirty (30) days written notice to WGA. Notwithstanding the foregoing, the termination right set forth in the Section shall not apply to the other Services provided hereunder. If the effective date of termination of a Line Item of Service under Sections 1(b)(ii), (iii), (iv) or (v) falls on a day other than the last day of a calendar month, HTP’s payment obligations with respect to such Line Item of Service shall be prorated based on the number of days in the final calendar month during which such Line Item of Service was still being provided.

(d)     With respect to a particular Line Item of Service, WGA shall be responsible for selecting and supervising the employees who will perform any particular Line Item of Service and administering such employees, i.e. setting such employees’ hours of work, establishing compensation structure, work load balancing, etc., subject to Section 1(a) hereof. Unless directed otherwise by HTP, WGA shall be solely responsible for the proper and timely performance of the Services by such employees. HTP shall have the right to assist WGA in directing the employees assigned to perform specific Line Items of Service with respect to the substance of their work and for determining authorization levels governing each particular Line Item of Service and funds that employees will have the right to commit to each Line Item of Service.

(e)     WGA represents and warrants to HTP that: (i) WGA has the full right, power and authority to enter into this Agreement and to perform the acts required of WGA hereunder; (ii) WGA’s execution of this Agreement and the performance by WGA of its obligations and duties hereunder do not and will not violate any applicable laws and regulations or any agreement to which WGA is a party or by which WGA is otherwise bound or any third party intellectual property or other right; (iii) this Agreement is enforceable against WGA in accordance with its terms and (iv) the performance of each of the Services and the systems used in connection therewith shall in all material respects comply with any and all applicable laws and regulations, shall not infringe upon any patent, trademark, copyright, trade secret or other third-party intellectual property right in any material respect and shall conform to prescribed specifications therefor in all material respects.

(f)     HTP agrees to indemnify WGA and its Affiliates, officers, directors, employees, agents, successors and assigns for, and hold them harmless from, any liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) incurred by any of them arising out of the provision by WGA or any of its Affiliates of Services, except where such liabilities, losses, damages, costs and expenses arise out of the gross negligence, willful misconduct or bad faith of, or the violation of any Legal Requirement by, any of such persons, or the willful breach of any of WGA’s obligations under this Agreement.

(g)     WGA agrees to indemnify HTP and its Affiliates, officers, directors, employees, agents, successors and assigns for, and hold them harmless from, any liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) incurred by any of them arising out of the gross negligence, willful misconduct or bad faith of, or the violation of any Legal Requirement by, WGA, or the willful breach of any of WGA’s obligations under this Agreement.

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2.     Force Majeure. The obligations of WGA or HTP shall be suspended during the period and to the extent that WGA or HTP, as the case may be, is prevented or hindered from complying therewith by any of the following causes beyond its reasonable control: (i) acts of God, (ii) weather, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) governmental laws, orders or restrictions, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any regulatory authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. In such event, the party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such party shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause.

3.     Access to Space in McCook Facility. In order to permit WGA or its Affiliates to provide to HTP some or all of the Services:

(a)     WGA hereby grants to HTP and its employees and representatives, in exchange for the Space Usage Fee, access to use the McCook Space (as defined below) during the Term. “McCook Space” means the warehouse and back office space in the Building located at 9500 West 55th Street, Suite A, McCook, Illinois (the “McCook Facility”) currently used by WGA in connection with the Business as more specifically described on Exhibit A attached hereto. On or prior to the expiration of the Term, HTP shall (i) vacate and surrender the McCook Space to WGA in substantially the same condition as at the beginning of the Term described above and (ii) remove its personal effects from the McCook Space.

(b)     HTP acknowledges and agrees that the McCook Space is being delivered and HTP accepts such McCook Space in its “as is” condition with all faults. WGA has not made nor does WGA make any representations or promises with respect to the McCook Facility or the McCook Space and HTP agrees that WGA does not have any obligation to perform any work or otherwise prepare the McCook Space for HTP’s use. HTP shall not make any repairs, alterations, installations or improvements to the McCook Space without the prior written consent of WGA and shall abide by all terms and conditions contained in the existing lease of the McCook Facility. WGA shall ensure that HTP will, during the term hereof, be the beneficiary of all services received by WGA from the landlord of the McCook Facility.

(c)     HTP shall not be permitted to enter any areas within the McCook Facility other than the McCook Space and the common areas without the prior consent of WGA in each instance.

(d)     HTP shall comply with (i) all applicable rules, laws and regulations of any governmental or quasi-governmental authority having jurisdiction over the McCook Space, (ii) the rules and regulations of the landlord of the McCook Facility and (iii) all reasonable rules and regulations WGA may, at any time or from time to time, establish regarding the McCook Space.

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(e)     WGA shall be responsible for the daily cleaning of the office portion of the McCook Space. HTP shall otherwise maintain and keep the McCook Space clean and in good repair and tenantable condition for all of its working spaces throughout the term of the access granted in this Section 3. WGA shall also provide security desk services including the provision of access/security badges/keycards and keys to those employees of HTP who are regularly employed at the McCook Space, along with HTP’s consultants, invitees and visitors, utilities (including heat, air-conditioning and electricity), elevator services and general office maintenance (e.g., light bulb replacement), currently provided by outside vendors to WGA.

(f)     WGA, on HTP’s behalf and at HTP’s sole cost and expense, may, but shall not be obligated to, make such repairs to HTP’s working spaces of the McCook Space as and when WGA deems necessary including, without limitation, the repair of any damage to the McCook Space and to any of WGA’s property located thereon, the need for which arises out of any damage that may occur thereto during the term of the access granted in this Section 3, and HTP shall promptly reimburse WGA for the cost thereof, unless such damage is caused by the gross negligence, willful misconduct or bad faith of, or violation of any Law by, WGA.

4.     Confidentiality. Each of WGA and HTP hereby acknowledges that such party’s confidential information (the “Information”) may be exposed to the other party’s employees and agents as a result of the activities contemplated by this Agreement. Each party agrees that such party’s obligation to keep confidential the other party’s Information shall be governed by Section 5.1 of the Acquisition Agreement, which is incorporated herein by reference.

5.     Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

if to WGA:

Wells-Gardner Electronics Corporation
9500 West 55th Street

Suite A

McCook, IL 60525-3605

Attention: Renee Zimmerman

E-Mail: rzimmerman@agegaming.com

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with a copy (which shall not constitute notice) to:

Gould & Ratner LLP
222 N. LaSalle Street, Suite 800

Chicago, Illinois 60601
Attention: Peter C. Spier

E-Mail: pspier@gouldratner.com

if to HTP:

HTP Precision Technologies U.S., Inc.

c/o HT Precision Technologies, Inc.

3F., No. 13, Ln. 120, Sec. 1, Neihu Rd.,

Neihu Dist., Taipei City 11493, Taiwan R.O.C.

Attn: Jeffrey Huang, Chairman

E-mail: jeffrey.huang@htptek.com

with a copy (which shall not constitute notice) to:

HT Precision Technologies U.S., Inc.

XXXXXXXXX

XXXXXXXXX,

XXXXXXXXX

Attn: Colleen L. Hallam

E-mail: colleen.hallam@eastech.com

6.     Independent Contractor. WGA shall act as an independent contractor and not as the agent of HTP in performing the Services, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, state, local or foreign. No employee of WGA performing Services shall be considered an employee of HTP or any of its Affiliates until such time, if ever, as they accept HTP’s offer of employment.

7.     Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of WGA and HTP, which consent may be granted or withheld in the sole discretion of WGA or HTP, as the case may be.

8.     No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

9.     Entire Agreement. This Agreement, together with the Acquisition Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among WGA and HTP with respect to the subject matter hereof and thereof.

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10     Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, WGA and HTP or (b) by a waiver in writing. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

11.     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

12.     Waiver of Jury Trial. EACH OF the parties hereto hereby waiveS to the fullest extent permitted by applicable law any right it may have to a trial by jury with reSPect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF the parties hereto HEREBY certifIES that no representative, agent or attorney of THE other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce thE foregoing waiver.

13.     Counterparts. This Agreement may be executed and delivered (including by e-mail) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

14.     No Additional Rights. Except as expressly provided in this Agreement, the parties agree that this Agreement shall not grant to HTP any additional rights to WGA proprietary information, technology or know-how.

15.     Specific Performance. The parties hereto acknowledge and agree that remedies at law would be an inadequate remedy for the breach of any agreement contained herein and that in addition thereto, the parties hereto shall be entitled to specific performance of the terms hereof or other equitable remedies in the event of any such breach.

16.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the personal jurisdiction of the State or Federal courts located in Cook County, Illinois for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agrees not to commence any litigation relating thereto except in such courts).

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17.     Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

18.     Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to carry out the provisions hereof and the transactions contemplated herein, the appropriate parties hereto shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, any and all proper deeds, assignments and assurances, and do or cause to be done all things necessary or proper to carry out fully the provisions hereof; any costs in connection therewith shall be the responsibility of the party making the request.

Remainder of page left blank intentionally.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WELLS-GARDNER ELECTRONICS CORPORATION

By: ________________________________
Name: James F. Brace
Title: Chief Financial Officer

HT PRECISION TECHNOLOGIES U.S., INC.

By: ________________________________
Name: Shihchieh HUANG
Title: President

[Signature Page to Transition Services Agreement]

EXHIBIT A

MCCOOK SPACE

[See Attached]

4821-7524-7644, v. 6

A-1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of September 12, 2014, by and between WELLS-GARDNER ELECTRONICS CORPORATION, an Illinois corporation (the “Assignor”), and HT PRECISION TECHNOLOGIES U.S., INC., a Delaware corporation (the “Assignee”). Assignor and Assignee may be collectively referred to herein as the “Parties” or individually as a “Party”.

WHEREAS, Assignor, Assignee and HT Precision Technologies, Inc. are parties to an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, Assignor has agreed to transfer, assign, sell, convey and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Assignee all of Assignor’s right, title and interest in, to and under the Purchased Assets, and Assignor has agreed to purchase the Purchased Assets and to assume the Assumed Liabilities.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.     Recitals; Definitions. The foregoing recitals are hereby fully incorporated into and made a part of this Assignment. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

2.     Assignment of Purchased Assets. Effective as of the Closing, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer all of Seller’s right, title and interest in, to and under the Purchased Assets, and Buyer hereby accepts such sale, conveyance, transfer, assignment and delivery from Seller; provided, however, that the tangible Purchased Assets are being specifically assigned and transferred pursuant to the Bill of Sale and any other intangible Purchased Assets that are specifically assigned or transferred pursuant to any other Transaction Document are being specifically assigned and transferred pursuant to such other Transaction Documents and, in each case, shall not be assigned or transferred pursuant to this Section 2.

3.     Assumption of Assumed Liabilities. Effective as of the Closing, Buyer hereby assumes, accepts and agrees to timely perform and discharge in accordance with their respective terms any and all of the Assumed Liabilities; provided, however, that any Assumed Liabilities that are specifically assumed by Buyer pursuant to any other Transaction Document shall not be assumed pursuant to this Section 3.

4.     Further Assurances. Each Party hereby agrees that it will cooperate with the other Parties in the execution, verification, acknowledgement, and delivery of all such further papers and instruments of assignment and assumption, and will perform such other acts as the other Parties reasonably may require, to effectuate the assignment and assumption contemplated hereby.

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5.     Subject to Purchase Agreement. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement, and all of the representations, warranties, covenants and agreements of Assignor and Assignee contained therein, all of which shall survive the execution and delivery of this Assignment in accordance with the terms of the Purchase Agreement. Nothing in this Assignment shall supersede, amend, alter or modify (nor shall it be deemed or construed to supersede, amend, alter or modify) any of the terms or conditions of the Purchase Agreement in any manner whatsoever. In the event of any conflict between the provisions of this Assignment and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control and prevail.

6.     Binding Effect; Successors. This Assignment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

7.     Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signed counterparts delivered by facsimile, .PDF, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy.

8.     Governing Law. This Assignment shall be subject to and governed by the laws of the State of Illinois with regard to its conflicts of law principles. The Parties shall submit all disputes which arise under this Bill of Sale to state or federal courts located in Cook County, Illinois for resolution. The Parties acknowledge that the aforesaid courts shall be the exclusive jurisdiction for any disputes arising out of or pertaining to this Assignment, and specifically waive any claims they may have regarding jurisdiction or venue, including, but not limited to, forum nonconveniens. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.     Amendments. Any provision of this Assignment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Assignment or in the case of a waiver, by the party against whom the waiver is to be effective.

10.     Severability. If any term, provision, covenant or restriction of this Assignment is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Assignment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed as of the day first set forth above.

ASSIGNOR:

WELLS-GARDNER ELECTRONICS CORPORATION

By:     ______________________________

Name: James F. Brace

Its:      Chief Financial Officer

ASSIGNEE:

HT PRECISION TECHNOLOGIES U.S., INC.

By:     ______________________________

Name: Shihchieh HUANG

Its:      President

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT D

ASSIGNMENT OF CONTRACTS

ASSIGNMENT OF CONTRACTS

This ASSIGNMENT OF CONTRACTS (this “Assignment”) is made and entered into as of September 12, 2014 (the “Effective Date”), by and between WELLS-GARDNER ELECTRONICS CORPORATION, an Illinois corporation (“Assignor”), and HT PRECISION TECHNOLOGIES U.S., INC., a Delaware corporation (“Assignee”, and collectively, the “Parties” or individually, a “Party”).

WHEREAS, Assignor and Assignee are parties to an Asset Purchase Agreement dated as of even date herewith (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, Assignor has agreed to sell, transfer, assign, convey and deliver to Assignee all of its rights, title and interest in, to and the Contracts and Assignee has agreed to assume said Contracts from Assignor.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.     Recitals; Definitions. The foregoing recitals are hereby fully incorporated into and made a part of this Assignment. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

2.     Assignment. Assignor does hereby sell, transfer, assign, convey and deliver unto Assignee, free and clear of all Liens, any and all of Assignor’s right, title and interest in and to and obligations under the Contracts.

3.     Acceptance. Assignee hereby accepts the foregoing assignment of the Contracts and hereby agrees to assume all obligations and responsibilities under the Contracts accruing on or after the Effective Date.

4.     Subject to Purchase Agreement. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement, and all of the representations, warranties, covenants and agreements of Assignor and Assignee contained therein, all of which shall survive the execution and delivery of this Assignment in accordance with the terms of the Purchase Agreement. Nothing in this Assignment shall supersede, amend, alter or modify (nor shall it be deemed or construed to supersede, amend, alter or modify) any of the terms or conditions of the Purchase Agreement in any manner whatsoever. In the event of any conflict between the provisions of this Assignment and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control and prevail.

5.     Further Assurances. Each Party hereby agrees that it will cooperate with the other Party in the execution, verification, acknowledgement, and delivery of all such further papers and instruments of assignment and assumption, and will perform such other acts as the other Party reasonably may require, to effectuate the assignment and assumption contemplated hereby.

6.     Binding Effect; Successors. This Assignment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

7.     Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signed counterparts transmitted by fax, e-mail or other form of electronic transmission shall be treated as originals.

8.     Governing Law. This Assignment and the legal relations between the Parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflicts of law principles, and any litigation concerning this Assignment or the transactions contemplated hereby or any other matters relating hereto shall be brought in the exclusive forum of the courts located in Cook County, Illinois. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.     Amendments. Any provision of this Assignment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Assignment or, in the case of a waiver, by the party against whom the waiver is to be effective.

10.     Severability. If any term, provision, covenant or restriction of this Assignment is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Assignment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed as of the day first set forth above.

ASSIGNOR:

WELLS-GARDNER ELECTRONICS CORPORATION

By:     ______________________________

Name:     James F. Brace

Its:      Chief Financial Officer

ASSIGNEE:

HT PRECISION TECHNOLOGIES U.S., INC.

By:     ______________________________

Name:     Shihchieh HUANG

Its:      President

[Signature Page to Assignment of Contracts]

EXHIBIT E

IP ASSIGNMENT

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Assignment”), dated as of September 12, 2014 (the “Effective Date”), is made and delivered by and between Wells-Gardner Electronics Corporation, an Illinois corporation (“Seller”), and HT Precision Technologies U.S., Inc., a Delaware corporation (“Purchaser”), pursuant to and subject to that certain Asset Purchase Agreement of even date herewith (the “Purchase Agreement”) by and between Seller and Purchaser. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

NOW THEREFORE, the parties agree as follows:

1.     Assignment. In consideration for the execution of the Purchase Agreement, the payment of the consideration stipulated therein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller hereby irrevocably conveys, transfers and assigns to Purchaser, and Purchaser hereby accepts, all of Seller’s right, title and interest in and to the Intellectual Property (as defined in the Purchase Agreement, which includes the patents and trademarks registered or pending with the U.S. Patent and Trademark Office and/or the Canadian Intellectual Property Office and as further set forth on Schedule I attached hereto), from and after the Effective Date free and clear of all Liens including without limitation, (i) all goodwill associated therewith, (ii) all rights of any kind whatsoever of Seller accruing under any of the Intellectual Property by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world, (iii) any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Intellectual Property, and (iv) any and all claims and causes of action, with respect to any of the Intellectual Property, whether accruing before, on and/or after the Effective Date, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages; provided, however, that Purchaser hereby grants Seller a non-exclusive, royalty-free license to the use of the “Wells-Gardner” trademark registered under registration number 4117045 as set forth in Schedule 2.1(e) to the Purchase Agreement for a period of two (2) months following the Effective Date to allow Seller to complete a change of its name to a distinct name bearing no resemblance or association to or variations of “Wells-Gardner” and/or “Wells-Gardner Electronics”.

2.     Further Assurances. Seller shall perform such acts as Purchaser may reasonably request to transfer Seller’s right, title and interest in and to the Intellectual Property to Purchaser.

3.     Subject to the Purchase Agreement. The terms of the Purchase Agreement, including without limitation the representations, warranties, covenants, agreements and indemnities relating to the Intellectual Property are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Assignment, the terms of the Purchase Agreement shall control.

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4.     Recordation and Further Actions. Seller authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other governmental officials to record and register this Assignment upon request by Purchaser. Seller shall take such steps and actions following the Effective Date, including the execution of any documents, files, registrations, or other similar items, to ensure that the Intellectual Property is properly assigned to Purchaser, or any assignee or successor thereto.

5.     Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

6.     Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.     Governing Law; Forum. This Assignment shall be subject to and governed by the laws of the State of Illinois, without regard to its conflicts of law principles. The parties shall submit all disputes which arise under this Assignment to state or federal courts located in Cook County, Illinois for resolution. The parties acknowledge that the aforesaid courts shall have exclusive jurisdiction over this Assignment and specifically waive any claims they may have regarding jurisdiction or venue, including, but not limited to, forum nonconveniens. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.     Amendments. Any provision of this Assignment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Assignment or in the case of a waiver, by the party against whom the waiver is to be effective.

9.     Severability. If any term, provision, covenant or restriction of this Assignment is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Assignment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the Effective Date.

SELLER: Wells-Gardner ELECTRONICS CORPORATION By: __________________________________ Name: James F. Brace Its: Chief Financial Officer

State of Illinois ) )SS: County of Cook )

On this, the________day of September 2014, before me a notary public personally appeared James F. Brace, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal. ___________________________ Notary Public
PURCHASER: HT PRECISION TECHNOLOGIES U.S., INC. By: _______________________________ Name: Shihchieh HUANG Its: President

State of Illinois ) )SS: County of Cook )

On this, the________day of September 2014, before me a notary public personally appeared Shihchieh HUANG known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal. ___________________________ Notary Public

[Signature Page to Intellectual Property Assignment Agreement]

SCHEDULE I

PATENTS AND TRADEMARKS

ACTIVE PATENTS

Patent No.:	Invention:	Related Foreign:
US 7,453,685	Flanges for mounting a flat panel display in a frame and mounting the display and frame assembly within a console and related methods	PCT/US2006/005066 (Abandoned) CA 2598471 (Abandoned) EPC 6734954.8 (Abandoned) AU 2006216932 (Abandoned) MY P120060696 (Abandoned)
US 7,499,037	The touch screen assembly including a transparent panel, preferably in the form of a panel of tempered glass adhered to a touch screen panel. Consoles having touch screen assemblies are also included.	PCT/US2006/011612 (Abandoned)
US 8,118,672	A flexible LCD unit, providing different viewing angles for viewing displayed messages of advertisements.	PCT/US2008/077712 (Abandoned) AU 2008304402 (Abandoned) CA 2,699,061 (Abandoned) EPC 8832951.1 (Abandoned)
US 12/115,189 (Abandoned)	A gaming console with picture-in-picture for use to gain entry into a group level or competitive level of play	AU 008/247404

PENDING PATENT APPLICATIONS

Application No.:	Invention:	Related Foreign:
US 13/162,777	System for Implementing Uniform Display Attributes - MoniCU™	PCT/US2012/041313 (Pending) PCT/US2012/069534 (Pending) CA2,839,698 (Pending) AU2012271036 (Pending)
US 13/425,861	System for Implementing an Overlay for a Touch Sensor Including Actuator - ButtonFlex™ and ShapeWare™	PCT/US2013/033052 (Pending)
US 12/115,189 (Abandoned)	A gaming console with picture-in-picture for use to gain entry into a group level or competitive level of play	CA 2684709

REGISTERED TRADEMARKS

Name	Serial No.	Description of applicable goods and services	Registration No.	Registration Date
United States 1
Wells-Gardner	85211625	Video displays, namely, LCD’s digitally controlled monitors and analog monitors	4117045	March 27, 2012
High Resolution Solutions	77482910	LCD large screen displays and CRT video monitors for use in gaming industry	3737699	January 12, 2010
MONICU	85370180	Computer software for providing rapid updates and configurations to video and LCD monitor displays	4518112	April 22, 2014
Canada 2
Wells-Gardner	840794		TMA488714	January 30, 1998

Pending Trademark Application

Name	Serial No.	Description of applicable goods and services	Registration No.	Registration Date
United States [1]
ButtonFlex	85606293	A transparent electrical mechanical actuator overlay for use with LCD and touch screen bundled solutions	N/A	N/A

1 Classes for all U.S. trademarks (registered and pending): International: 009; U.S.: 021, 023, 026, 036, 038

2 Class (wares) for Canadian trademark: (1) Data and video display monitors

EXHIBIT F

SELLER NON-COMPETE

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made as of September 12, 2014 (the “Effective Date”), by and between HT Precision Technologies U.S., Inc., a Delaware corporation (the “Company”) and Wells-Gardner Electronics Corporation, an Illinois corporation (the “Seller”).

RECITALS

A.      The Company and Seller are parties to an Asset Purchase Agreement dated as of September 12, 2014 (the “Purchase Agreement”), pursuant to which the Company will purchase certain business assets of the Seller’s LCD business (“Purchased Assets”), including goodwill, as set forth in the Purchase Agreement (the “Acquisition”).

B.     The Company is purchasing the Purchased Assets from Seller to engage in the manufacture of LCD monitors for the gaming and amusement industry (“LCD Manufacturing”), and other related operations.

C.     Seller will be receiving economic benefit from the Acquisition on the terms set forth in the Purchase Agreement.

D.     The value and goodwill of the Purchased Assets being acquired by the Company would be diminished substantially if Seller were to engage in LCD Manufacturing or in the distribution or sale of LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement in any state, city or other political subdivision of the United States (the “Territory”).

E.     The Purchase Agreement requires that Seller enter into this Agreement as a condition to the obligation of the Company to effect the Acquisition and consummate the transactions contemplated by the Purchase Agreement (the “Closing”) and to preserve the value of the Purchased Assets being acquired by the Company pursuant to the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and in connection with the Closing contemplated by the Purchase Agreement, the parties agree as follows (capitalized terms used in this Agreement, but not defined will have the meanings given to these terms in the Purchase Agreement):

1.     Covenants. As an inducement to the Company to enter into the Purchase Agreement and to pay the Purchase Price, Seller agrees as follows:

a.     Non-Compete. Commencing on the Effective Date and ending three (3) years after the Effective Date (the “Term”), Seller will not within the Territory directly or indirectly, own, manage, engage in, operate or conduct or assist any person or entity to conduct any business, or have any ownership interest (except for the ownership of publicly-traded securities constituting not more than one percent (1%) of any class of outstanding securities of the issuer thereof), lend to (except for trade credit extended in the ordinary course of business), to any business, person, firm, corporation or other entity or enterprise that engages in LCD Manufacturing or distributes or sells LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement.

3.     Non-Solicitation. During the Term, Seller will not, either for itself or for any other person, firm, corporation or other entity, directly or indirectly, or by action alone or in concert with others:

(i)     induce or influence, seek to induce or influence, or permit or encourage any other person to induce or influence, any employee of the Company (a “Covered Employee”) with the purpose of obtaining the Covered Employee as an employee or other service provider or with the purpose of causing the Covered Employee to terminate his or her employment with the Company; or

(ii)     divert or take away or attempt to divert or take away, or solicit or attempt to solicit (or permit or encourage any third party to divert or take away or attempt to divert or take away, or solicit or attempt to solicit) any customer of the Company’s LCD Manufacturing business or those OEM customers specifically listed in Exhibit “A” of this Agreement (the “Business”), with the purpose of obtaining such person as a customer for a business competitive with the Business or to cause such customer to divert any portion of its LCD Manufacturing or OEM business from the Company to any other person.

2.     Reasonableness of Restrictions. SELLER HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTION 1 AND AGREES THAT THE RESTRICTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND THE GOODWILL OF THE BUSINESS.

3.     Injunctive Relief.

a.     In General. Seller acknowledges and agrees that the Company will suffer irreparable harm in the event that Seller breaches any of its obligations under Section 1, and that monetary damages would be inadequate to compensate the Company for any such breach. Seller agrees that in the event of any breach or threatened breach by Seller of any of the provisions of Section 1, the Company will be entitled (without the necessity of posting bond or other security) to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by Seller, its agents, representatives or other persons directly or indirectly acting for, on behalf of or with Seller.

1.     No Limitation of Remedies. Notwithstanding the provisions set forth in Section 3(a), above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 3, is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

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4.     Miscellaneous.

a.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by e-mail, one (1) Business Day after the date when sent to the recipient by overnight delivery service (charges prepaid) or three (3) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands or other communications will be sent to the Company or the Seller at the following addresses:

If to the Company:	HT Precision Technologies, Inc. 3F., No. 13, Ln. 120, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 11493, Taiwan R.O.C. Attn: Jeffrey Huang, Chairman E-mail: jeffrey.huang@htptek.com

With a copy (which shall not constitute notice) to:	HT Precision Technologies U.S., Inc. XXXXXXXXX XXXXXXXXX XXXXXXXXX Attn: Colleen L. Hallam E-mail: colleen.hallam@eastech.com

If to Seller:	Wells-Gardner Electronics Corporation 9500 W. 55th St., Suite A McCook, Illinois 60525-3605 Attn: Renee Zimmerman E-mail: rzimmerman@agegaming.com

With a copy (which shall not constitute notice) to:	Gould & Ratner LLP 222 N. LaSalle St., Suite 800 Chicago, Illinois 60601 Attn: Peter C. Spier Fax No. 312.236.3241 E-mail: pspier@gouldratner.com

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties.

b.     Entire Agreement. This Agreement, the Purchase Agreement (and all exhibits and schedules attached thereto), and all other documents delivered in connection herewith supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties hereto with respect thereto.

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c.     Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving the term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

d.     Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party.

e.     No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their successors or assigns as provided in Section 4(f), and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

f.     No Assignment; Binding Effect. This Agreement will automatically inure to the benefit of and be binding upon any successors or assigns of the Seller and the Company, in each case without any prior consent from the other party.

g.     Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

h.     Severability. If the final judgment or ruling of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have, to the full extent permitted by applicable law, the power to and will reduce the scope, duration, or area of the term or provision, or delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment or ruling may be appealed. Further, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, then to the full extent permitted by applicable law (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from the Agreement.

i.     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law principles or rules. Any litigation concerning this Agreement shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

j.     Construction. No provision of this Agreement will be construed in favor of or against any party on the ground that the party or its or his counsel drafted the provision. Any remedies provided for in this Agreement are not exclusive of any other lawful remedies which may be available to either party. This Agreement will at all times be construed so as to carry out the purposes stated in the Agreement.

 4

5.     Waiver of Trial by Jury. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

6.     Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or email, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[ - Signature Page Follows - ]

 5

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

HT PRECISION TECHNOLOGIES U.S., INC. By: Name: Shihchieh Huang Title: President WELLS-GARDNER ELECTRONICS CORPORATION By: Name: James F. Brace Title: Chief Financial Officer

[Signature Page to Non-Competition and Non-Solicitation Agreement (Seller)]

EXHIBIT A

Seller’s Top 10 LCD Monitor OEM Slot Machine Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	GTech/Spielo
●	XXXXXX
●	XXXXXX.
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX

Seller’s Top 5 LCD Monitor OEM Amusement Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX

EXHIBIT G

EXECUTIVES’ NON-COMPETE

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made as of September 12, 2014 (the “Effective Date”), by and between HT Precision Technologies U.S., Inc., a Delaware corporation (the “Company”) and Anthony Spier (the “Seller”).

RECITALS

A.      The Company and Wells-Gardner Electronics Corporation, an Illinois corporation (“Wells-Gardner”) are parties to an Asset Purchase Agreement dated as of September 12, 2014 (the “Purchase Agreement”), pursuant to which the Company will purchase certain business assets of Wells-Gardner’s LCD business (“Purchased Assets”), including goodwill, as set forth in the Purchase Agreement (the “Acquisition”).

B.     Seller holds equity interests in Wells-Gardner and as such will be a beneficiary of the Acquisition.

C.     The Company is purchasing the assets from Seller to engage in the manufacture of LCD monitors for the gaming and amusement industry (“LCD Manufacturing”), and other related operations.

D.     The value and goodwill of the Purchased Assets being acquired by the Company would be diminished substantially if Seller were to engage in LCD Manufacturing or in the distribution or sale of LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement in any state, city or other political subdivision of the United States, (the “Territory”).

E.     The Purchase Agreement requires that Seller enter into this Agreement as a condition to the obligation of the Company to effect the Acquisition and consummate the transactions contemplated by the Purchase Agreement (the “Closing”) and to preserve the value of the Purchased Assets being acquired by the Company pursuant to the Purchase Agreement.

F.     As an equity holder and employee of Wells-Gardner, Seller has obtained extensive and valuable knowledge, technical expertise and confidential information concerning the Business.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and in connection with the Closing contemplated by the Purchase Agreement, the parties agree as follows (capitalized terms used in this Agreement, but not defined, will have the meanings given to these terms in the Purchase Agreement):

1.     Covenants. As an inducement to the Company to enter into the Purchase Agreement and to pay the Purchase Price, Seller agrees as follows:

a.     Non-Compete. Commencing on the Effective Date and ending eighteen (18) months after the Effective Date (the “Term”), Seller will not within the Territory directly or indirectly, own, manage, engage in, operate or conduct or assist any person or entity to conduct any business, or have any ownership interest (except for the ownership of publicly-traded securities constituting not more than one percent (1%) of any class of outstanding securities of the issuer thereof), or act as an employee, director, officer, agent or consultant to any business, person, firm, corporation or other entity or enterprise that engages in LCD Manufacturing or distributes or sells LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement.

b.     Non-Solicitation. During the Term, Seller will not, either for himself or for any other person, firm, corporation or other entity, directly or indirectly, or by action alone or in concert with others:

(i)     induce or influence, seek to induce or influence, or permit or encourage any other person to induce or influence, any employee of the Company (a “Covered Employee”) with the purpose of obtaining the Covered Employee as an employee or other service provider or with the purpose of causing the Covered Employee to terminate his or her employment with the Company; or

(ii)     divert or take away or attempt to divert or take away, or solicit or attempt to solicit (or permit or encourage any third party to divert or take away or attempt to divert or take away, or solicit or attempt to solicit) any customer of the Company’s LCD Manufacturing business or those OEM customers specifically listed in Exhibit “A” of this Agreement (the “Business”), with the purpose of obtaining such person as a customer for a competitor of the Business or to cause such customer to divert any portion of its LCD Manufacturing or OEM business from the Company to any other person.

c.     Confidentiality. Seller acknowledges that the Company’s business and future success depends on the preservation of trade secrets and other confidential, proprietary information concerning the Company, its subsidiaries, affiliates, suppliers, and customers (“Secrets”). These Secrets include, without limitation: inventions, circuits, processes, product designs, computer software, product configuration knowledge, market surveys, financial statements and forecasts, customer lists and needs, product and marketing plans, procedural and technical manuals and practices, pricing methods, proposal terms, contract renewal dates, information about the qualifications of other employees, and other such business information as the Company is purchasing from Wells-Gardner in connection with the Acquisition. Notwithstanding the foregoing, Secrets do not include information which (i) becomes publicly available (other than by disclosure or other wrongful act by the Seller), (ii) is contained in a publicly available document, (iii) was known to the Seller before Seller commenced employment with Wells-Gardner, (iv) is known or available through other lawful sources not bound by obligations of confidentiality, or (v) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that, if possible, the Company is given reasonable prior written notice). Seller will hold in the strictest confidence (except as previously approved by the Company in writing), and will not, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or otherwise communicate, or use for his/her own benefit or the benefit of any other person, partnership, firm, corporation or other entity, or use to the detriment of the Company, or misuse in any way, any Secrets.

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2.     Reasonableness of Restrictions. SELLER HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTION 1 AND AGREES THAT THE RESTRICTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND THE GOODWILL OF THE BUSINESS.

3.     Injunctive Relief.

a.     In General. Seller acknowledges and agrees that the Company will suffer irreparable harm in the event that Seller breaches any of his obligations under Section 1, and that monetary damages would be inadequate to compensate the Company for any such breach. Seller agrees that in the event of any breach or threatened breach by Seller of any of the provisions of Section 1, the Company will be entitled (without the necessity of posting bond or other security) to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by Seller, his agents, representatives or other persons directly or indirectly acting for, on behalf of or with Seller.

b.     No Limitation of Remedies. Notwithstanding the provisions set forth in Section 3(a), above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 3, is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

4.     Miscellaneous.

a.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by e-mail, one (1) Business Day after the date when sent to the recipient by overnight delivery service (charges prepaid) or three (3) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands or other communications will be sent to the Company or the Seller at the following addresses:

If to the Company:	HT Precision Technologies, Inc.
3F., No. 13, Ln. 120, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 11493, Taiwan R.O.C. Attn: Jeffrey Huang, Chairman E-mail: jeffrey.huang@htptek.com

With a copy (which shall not constitute notice) to:	HT Precision Technologies U.S., Inc.
XXXXXXX XXXXXXXX XXXXXXXX Attn: Colleen L. Hallam E-mail: colleen.hallam@eastech.com

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If to Seller:	Anthony Spier c/o American Gaming & Electronics, Inc. 9500 West 55th St., Suite A McCook, IL 60525-3605 E-mail: aspier@wellsgardner.com

With a copy (which shall not constitute notice) to:	Gould & Ratner LLP 222 N. LaSalle St., Suite 800 Chicago, IL 60601 Attn: Peter C. Spier E-mail: pspier@gouldratner.com

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties.

b.     Entire Agreement. This Agreement, the Purchase Agreement (and all exhibits and schedules attached thereto), and all other documents delivered in connection herewith supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties hereto with respect thereto.

c.     Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving the term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

d.     Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party.

e.     No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their successors or assigns as provided in Section 4(f), and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

f.     No Assignment; Binding Effect. This Agreement will automatically inure to the benefit of and be binding upon any successors or assigns of the Seller and the Company, in each case without any prior consent from the other party.

5

g.     Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

h.     Severability. If the final judgment or ruling of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have, to the full extent permitted by applicable law, the power to and will reduce the scope, duration, or area of the term or provision, or delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment or ruling may be appealed. Further, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, then to the full extent permitted by applicable law (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from the Agreement.

i.     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law principles or rules. Any litigation concerning this Agreement shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

j.     Construction. No provision of this Agreement will be construed in favor of or against any party on the ground that the party or its or his counsel drafted the provision. Any remedies provided for in this Agreement are not exclusive of any other lawful remedies which may be available to either party. This Agreement will at all times be construed so as to carry out the purposes stated in the Agreement.

5.     Waiver of Trial by Jury. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

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6.     Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or email, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[ - Signature Page Follows - ]

 7

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

HT PRECISION TECHNOLOGIES U.S., INC. By: Name: Shihchieh Huang Title: President ANTHONY SPIER

[Signature Page to Non-Competition and Non-Solicitation Agreement]

EXHIBIT A

Wells-Gardner’s Top 10 LCD Monitor OEM Slot Machine Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	GTech/Spielo
●	XXXXXX
●	XXXXXX.
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX

Wells-Gardner’s Top 5 LCD Monitor OEM Amusement Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXXl

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made as of September 12, 2014 (the “Effective Date”), by and between HT Precision Technologies U.S., Inc., a Delaware corporation (the “Company”) and Renee Zimmerman (the “Seller”).

RECITALS

A.      The Company and Wells-Gardner Electronics Corporation, an Illinois corporation (“Wells-Gardner”) are parties to an Asset Purchase Agreement dated as of September 12, 2014 (the “Purchase Agreement”), pursuant to which the Company will purchase certain business assets of Wells-Gardner’s LCD business (“Purchased Assets”), including goodwill, as set forth in the Purchase Agreement (the “Acquisition”).

B.     Seller holds equity interests in Wells-Gardner and as such will be a beneficiary of the Acquisition.

C.     The Company is purchasing the assets from Seller to engage in the manufacture of LCD monitors for the gaming and amusement industry (“LCD Manufacturing”), and other related operations.

D.     The value and goodwill of the Purchased Assets being acquired by the Company would be diminished substantially if Seller were to engage in LCD Manufacturing or in the distribution or sale of LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement in any state, city or other political subdivision of the United States, (the “Territory”).

E.     The Purchase Agreement requires that Seller enter into this Agreement as a condition to the obligation of the Company to effect the Acquisition and consummate the transactions contemplated by the Purchase Agreement (the “Closing”) and to preserve the value of the Purchased Assets being acquired by the Company pursuant to the Purchase Agreement.

F.     As an equity holder and employee of Wells-Gardner, Seller has obtained extensive and valuable knowledge, technical expertise and confidential information concerning the Business.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and in connection with the Closing contemplated by the Purchase Agreement, the parties agree as follows (capitalized terms used in this Agreement, but not defined, will have the meanings given to these terms in the Purchase Agreement):

1.     Covenants. As an inducement to the Company to enter into the Purchase Agreement and to pay the Purchase Price, Seller agrees as follows:

a.     Non-Compete. Commencing on the Effective Date and ending eighteen (18) months after the Effective Date (the “Term”), Seller will not within the Territory directly or indirectly, own, manage, engage in, operate or conduct or assist any person or entity to conduct any business, or have any ownership interest (except for the ownership of publicly-traded securities constituting not more than one percent (1%) of any class of outstanding securities of the issuer thereof), or act as an employee, director, officer, agent or consultant to any business, person, firm, corporation or other entity or enterprise that engages in LCD Manufacturing or distributes or sells LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement.

b.     Non-Solicitation. During the Term, Seller will not, either for himself or for any other person, firm, corporation or other entity, directly or indirectly, or by action alone or in concert with others:

(i)     induce or influence, seek to induce or influence, or permit or encourage any other person to induce or influence, any employee of the Company (a “Covered Employee”) with the purpose of obtaining the Covered Employee as an employee or other service provider or with the purpose of causing the Covered Employee to terminate his or her employment with the Company; or

(ii)     divert or take away or attempt to divert or take away, or solicit or attempt to solicit (or permit or encourage any third party to divert or take away or attempt to divert or take away, or solicit or attempt to solicit) any customer of the Company’s LCD Manufacturing business or those OEM customers specifically listed in Exhibit “A” of this Agreement (the “Business”), with the purpose of obtaining such person as a customer for a competitor of the Business or to cause such customer to divert any portion of its LCD Manufacturing or OEM business from the Company to any other person.

c.     Confidentiality. Seller acknowledges that the Company’s business and future success depends on the preservation of trade secrets and other confidential, proprietary information concerning the Company, its subsidiaries, affiliates, suppliers, and customers (“Secrets”). These Secrets include, without limitation: inventions, circuits, processes, product designs, computer software, product configuration knowledge, market surveys, financial statements and forecasts, customer lists and needs, product and marketing plans, procedural and technical manuals and practices, pricing methods, proposal terms, contract renewal dates, information about the qualifications of other employees, and other such business information as the Company is purchasing from Wells-Gardner in connection with the Acquisition. Notwithstanding the foregoing, Secrets do not include information which (i) becomes publicly available (other than by disclosure or other wrongful act by the Seller), (ii) is contained in a publicly available document, (iii) was known to the Seller before Seller commenced employment with Wells-Gardner, (iv) is known or available through other lawful sources not bound by obligations of confidentiality, or (v) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that, if possible, the Company is given reasonable prior written notice). Seller will hold in the strictest confidence (except as previously approved by the Company in writing), and will not, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or otherwise communicate, or use for his/her own benefit or the benefit of any other person, partnership, firm, corporation or other entity, or use to the detriment of the Company, or misuse in any way, any Secrets.

2

2.     Reasonableness of Restrictions. SELLER HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTION 1 AND AGREES THAT THE RESTRICTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND THE GOODWILL OF THE BUSINESS.

3.     Injunctive Relief.

a.     In General. Seller acknowledges and agrees that the Company will suffer irreparable harm in the event that Seller breaches any of his obligations under Section 1, and that monetary damages would be inadequate to compensate the Company for any such breach. Seller agrees that in the event of any breach or threatened breach by Seller of any of the provisions of Section 1, the Company will be entitled (without the necessity of posting bond or other security) to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by Seller, his agents, representatives or other persons directly or indirectly acting for, on behalf of or with Seller.

b.     No Limitation of Remedies. Notwithstanding the provisions set forth in Section 3(a), above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 3, is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

Miscellaneous.

a.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by e-mail, one (1) Business Day after the date when sent to the recipient by overnight delivery service (charges prepaid) or three (3) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands or other communications will be sent to the Company or the Seller at the following addresses:

If to the Company:	HT Precision Technologies, Inc. 3F., No. 13, Ln. 120, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 11493, Taiwan R.O.C. Attn: Jeffrey Huang, Chairman E-mail: jeffrey.huang@htptek.com

With a copy (which shall not constitute notice) to:	HT Precision Technologies U.S., Inc. XXXXXXX XXXXXXX, XXXXXXX Attn: Colleen L. Hallam E-mail: colleen.hallam@eastech.com

 3

If to Seller:	Renee Zimmerman c/o American Gaming & Electronics, Inc. 9500 West 55th St., Suite A McCook, IL 60525-3605 E-mail: rzimmerman@agegaming.com

With a copy (which shall not constitute notice) to:	Gould & Ratner LLP 222 N. LaSalle St., Suite 800 Chicago, IL 60601 Attn: Peter C. Spier E-mail: pspier@gouldratner.com

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties.

b.     Entire Agreement. This Agreement, the Purchase Agreement (and all exhibits and schedules attached thereto), and all other documents delivered in connection herewith supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties hereto with respect thereto.

c.     Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving the term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

d.     Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party.

e.     No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their successors or assigns as provided in Section 4(f), and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

f.     No Assignment; Binding Effect. This Agreement will automatically inure to the benefit of and be binding upon any successors or assigns of the Seller and the Company, in each case without any prior consent from the other party.

 4

g.     Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

h.     Severability. If the final judgment or ruling of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have, to the full extent permitted by applicable law, the power to and will reduce the scope, duration, or area of the term or provision, or delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment or ruling may be appealed. Further, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, then to the full extent permitted by applicable law (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from the Agreement.

i.     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law principles or rules. Any litigation concerning this Agreement shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

j.     Construction. No provision of this Agreement will be construed in favor of or against any party on the ground that the party or its or his counsel drafted the provision. Any remedies provided for in this Agreement are not exclusive of any other lawful remedies which may be available to either party. This Agreement will at all times be construed so as to carry out the purposes stated in the Agreement.

5.     Waiver of Trial by Jury. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

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6.     Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or email, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[ - Signature Page Follows - ]

6

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

HT PRECISION TECHNOLOGIES U.S., INC. By: Name: Shihchieh Huang Title: President RENEE ZIMMERMAN

[Signature Page to Non-Competition and Non-Solicitation Agreement]

EXHIBIT A

Wells-Gardner’s Top 10 LCD Monitor OEM Slot Machine Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	GTech/Spielo
●	XXXXXX
●	XXXXXX.
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX

Wells-Gardner’s Top 5 LCD Monitor OEM Amusement Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made as of September 12, 2014 (the “Effective Date”), by and between HT Precision Technologies U.S., Inc., a Delaware corporation (the “Company”) and James F. Brace (the “Seller”).

RECITALS

A.      The Company and Wells-Gardner Electronics Corporation, an Illinois corporation (“Wells-Gardner”) are parties to an Asset Purchase Agreement dated as of September 12, 2014 (the “Purchase Agreement”), pursuant to which the Company will purchase certain business assets of Wells-Gardner’s LCD business (“Purchased Assets”), including goodwill, as set forth in the Purchase Agreement (the “Acquisition”).

B.     Seller holds equity interests in Wells-Gardner and as such will be a beneficiary of the Acquisition.

C.     The Company is purchasing the assets from Seller to engage in the manufacture of LCD monitors for the gaming and amusement industry (“LCD Manufacturing”), and other related operations.

D.     The value and goodwill of the Purchased Assets being acquired by the Company would be diminished substantially if Seller were to engage in LCD Manufacturing or in the distribution or sale of LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement in any state, city or other political subdivision of the United States, (the “Territory”).

E.     The Purchase Agreement requires that Seller enter into this Agreement as a condition to the obligation of the Company to effect the Acquisition and consummate the transactions contemplated by the Purchase Agreement (the “Closing”) and to preserve the value of the Purchased Assets being acquired by the Company pursuant to the Purchase Agreement.

F.     As an equity holder and employee of Wells-Gardner, Seller has obtained extensive and valuable knowledge, technical expertise and confidential information concerning the Business.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and in connection with the Closing contemplated by the Purchase Agreement, the parties agree as follows (capitalized terms used in this Agreement, but not defined, will have the meanings given to these terms in the Purchase Agreement):

1.     Covenants. As an inducement to the Company to enter into the Purchase Agreement and to pay the Purchase Price, Seller agrees as follows:

a.     Non-Compete. Commencing on the Effective Date and ending eighteen (18) months after the Effective Date (the “Term”), Seller will not within the Territory directly or indirectly, own, manage, engage in, operate or conduct or assist any person or entity to conduct any business, or have any ownership interest (except for the ownership of publicly-traded securities constituting not more than one percent (1%) of any class of outstanding securities of the issuer thereof), or act as an employee, director, officer, agent or consultant to any business, person, firm, corporation or other entity or enterprise that engages in LCD Manufacturing or distributes or sells LCD monitors to the OEM customers specifically listed in Exhibit “A” of this Agreement.

b.     Non-Solicitation. During the Term, Seller will not, either for himself or for any other person, firm, corporation or other entity, directly or indirectly, or by action alone or in concert with others:

(i)     induce or influence, seek to induce or influence, or permit or encourage any other person to induce or influence, any employee of the Company (a “Covered Employee”) with the purpose of obtaining the Covered Employee as an employee or other service provider or with the purpose of causing the Covered Employee to terminate his or her employment with the Company; or

(i)     divert or take away or attempt to divert or take away, or solicit or attempt to solicit (or permit or encourage any third party to divert or take away or attempt to divert or take away, or solicit or attempt to solicit) any customer of the Company’s LCD Manufacturing business or those OEM customers specifically listed in Exhibit “A” of this Agreement (the “Business”), with the purpose of obtaining such person as a customer for a competitor of the Business or to cause such customer to divert any portion of its LCD Manufacturing or OEM business from the Company to any other person.

c.     Confidentiality. Seller acknowledges that the Company’s business and future success depends on the preservation of trade secrets and other confidential, proprietary information concerning the Company, its subsidiaries, affiliates, suppliers, and customers (“Secrets”). These Secrets include, without limitation: inventions, circuits, processes, product designs, computer software, product configuration knowledge, market surveys, financial statements and forecasts, customer lists and needs, product and marketing plans, procedural and technical manuals and practices, pricing methods, proposal terms, contract renewal dates, information about the qualifications of other employees, and other such business information as the Company is purchasing from Wells-Gardner in connection with the Acquisition. Notwithstanding the foregoing, Secrets do not include information which (i) becomes publicly available (other than by disclosure or other wrongful act by the Seller), (ii) is contained in a publicly available document, (iii) was known to the Seller before Seller commenced employment with Wells-Gardner, (iv) is known or available through other lawful sources not bound by obligations of confidentiality, or (v) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that, if possible, the Company is given reasonable prior written notice). Seller will hold in the strictest confidence (except as previously approved by the Company in writing), and will not, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or otherwise communicate, or use for his/her own benefit or the benefit of any other person, partnership, firm, corporation or other entity, or use to the detriment of the Company, or misuse in any way, any Secrets.

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2.     Reasonableness of Restrictions. SELLER HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTION 1 AND AGREES THAT THE RESTRICTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND THE GOODWILL OF THE BUSINESS.

3.     Injunctive Relief.

a.     In General. Seller acknowledges and agrees that the Company will suffer irreparable harm in the event that Seller breaches any of his obligations under Section 1, and that monetary damages would be inadequate to compensate the Company for any such breach. Seller agrees that in the event of any breach or threatened breach by Seller of any of the provisions of Section 1, the Company will be entitled (without the necessity of posting bond or other security) to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by Seller, his agents, representatives or other persons directly or indirectly acting for, on behalf of or with Seller.

b.     No Limitation of Remedies. Notwithstanding the provisions set forth in Section 3(a), above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 3, is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

4.     Miscellaneous.

a.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by e-mail, one (1) Business Day after the date when sent to the recipient by overnight delivery service (charges prepaid) or three (3) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands or other communications will be sent to the Company or the Seller at the following addresses:

If to the Company:	HT Precision Technologies, Inc. 3F., No. 13, Ln. 120, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 11493, Taiwan R.O.C. Attn: Jeffrey Huang, Chairman E-mail: jeffrey.huang@htptek.com

With a copy (which shall not constitute notice) to:	HT Precision Technologies U.S., Inc. XXXXXXX XXXXXXXX XXXXXXXX Attn: Colleen L. Hallam E-mail: colleen.hallam@eastech.com

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If to Seller:	James F. Brace 100 North Peck Avenue La Grange, IL 60525 E-mail: jbrace@wellsgardner.com

With a copy (which shall not constitute notice) to:	Gould & Ratner LLP 222 N. LaSalle St., Suite 800 Chicago, IL 60601 Attn: Peter C. Spier E-mail: pspier@gouldratner.com

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties.

b.     Entire Agreement. This Agreement, the Purchase Agreement (and all exhibits and schedules attached thereto), and all other documents delivered in connection herewith supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties hereto with respect thereto.

c.     Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving the term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

d.     Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party.

e.     No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their successors or assigns as provided in Section 4(f), and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

f.     No Assignment; Binding Effect. This Agreement will automatically inure to the benefit of and be binding upon any successors or assigns of the Seller and the Company, in each case without any prior consent from the other party.

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g.     Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

h.     Severability. If the final judgment or ruling of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have, to the full extent permitted by applicable law, the power to and will reduce the scope, duration, or area of the term or provision, or delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment or ruling may be appealed. Further, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, then to the full extent permitted by applicable law (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from the Agreement.

i.     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law principles or rules. Any litigation concerning this Agreement shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

j.     Construction. No provision of this Agreement will be construed in favor of or against any party on the ground that the party or its or his counsel drafted the provision. Any remedies provided for in this Agreement are not exclusive of any other lawful remedies which may be available to either party. This Agreement will at all times be construed so as to carry out the purposes stated in the Agreement.

5.     Waiver of Trial by Jury. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

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6.     Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or email, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[ - Signature Page Follows - ]

6

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

HT PRECISION TECHNOLOGIES U.S., INC. By: Name: Shihchieh Huang Title: President JAMES F. BRACE

EXHIBIT A

Wells-Gardner’s Top 10 LCD Monitor OEM Slot Machine Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	GTech/Spielo
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX

Wells-Gardner’s Top 5 LCD Monitor OEM Amusement Customers Based on Annual Sales (1/1/13 through 7/31/14)

●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX
●	XXXXXX

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EXHIBIT H

SAMPLE CALCULATION OF CLOSING NET WORKING CAPITAL